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Exhibit 2.1

IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE

In re: FAO, INC., et al.,[1] Debtors.	) ) ) ) ) )	Chapter 11 Case No. 03-10119 (LK) Jointly Administered Re: Docket No. 408

1  The Debtors are the following five entities: FAO, Inc., FAO Schwartz, Inc., ZB Company, Inc., Targoff-RS, LLC and The Right Start, Inc.

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER UNDER 11 U.S.C. § 1129(a) AND (b) AND FED. R. BANKR. P. 3020 CONFIRMING FIRST AMENDED JOINT PLAN OF REORGANIZATION OF FAO, INC. AND ITS DEBTOR SUBSIDIARIES (AS MODIFIED)

        WHEREAS, FAO, Inc., ("FAO") and its affiliates FAO Schwarz, Inc. ("FAO Schwarz"), ZB Company, Inc. ("ZB Company"), Targoff-RS, LLC ("Targoff ") and The Right Start, Inc., debtors and debtors in possession in these chapter 11 cases (collectively, the "Debtors"), "proponent of the plan" within the meaning of section 1129 of title 11 of the United States Code 11 U.S.C. §§ 101-1330 (the "Bankruptcy Code"), filed the First Amended Joint Plan of Reorganization of FAD and Its Debtor Subsidiaries, dated February 28, 2003 (such plan, as transmitted to parties in interest being the "Original Plan" and, as subsequently modified by paragraph 37 hereof and as filed with the Court on April 4, 2003, the "Plan")2 and the First Amended Disclosure Statement with Respect to the First Amended Joint Plan of Reorganization of FAO and its Debtor Subsidiaries, dated February 28, 2003 (as transmitted to parties in interest, the "Disclosure Statement"); and

        WHEREAS, on February 28, 2003, the Court entered an order (the "Solicitation Order") that, among other things, (a) approved the Disclosure Statement under section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, (b) established April 4, 2003, as the date for the commencement of the hearing to consider confirmation of the Original Plan (the "Confirmation Hearing"), (c) approved the form and method of notice of the Confirmation Hearing (the "Confirmation Hearing Notice"), and (d) established certain procedures for soliciting and tabulating votes with respect to the Original Plan; and

        WHEREAS, the Confirmation Hearing Notice, the Disclosure Statement, the Original Plan and the appropriate ballot ("Ballot"), were transmitted in accordance with Bankruptcy Rule 3017(d) and the Solicitation Order, as set forth in the Certificates of Service of John D. Vander Hooven, sworn to on March 4, 2003; and

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Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Plan, a copy of which is annexed hereto as Exhibit A. Any term used in the Plan or this Confirmation Order that is not defined in the Plan or this Confirmation Order, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

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        WHEREAS, the Debtors Filed the certificates of publication of Bridgette Trykoski, Advertising Clerk of the Publisher of The Wall Street Journal, sworn to on March 12, 2003, attesting to the fact that the Confirmation Hearing Notice was published in accordance with the Solicitation Order; and

        WHEREAS, the Debtors filed the Affidavit of John D. Vander Hooven Regarding the Methodology for the Tabulation of and Results of Voting with Respect to, First Amended Joint Plan of Reorganization of FAO and Its Debtor Subsidiaries, sworn to on April 3, 2003, attesting and certifying the method and results of the ballot tabulation for the Classes of Claims and Interests voting to accept or reject the Original Plan (the "Ballot Affidavit"); and

        WHEREAS, 19 objections or purported objections to confirmation of the Original Plan were timely Filed and served (the "Objections"); and

        WHEREAS, the Objections have been withdrawn or resolved on the terms and conditions described in this Confirmation Order, on the record of the Confirmation Hearing, or on the basis of language added to the Plan as set forth in paragraph 37 of this Order; and the remaining Objections are overruled on the merits pursuant to this Confirmation Order; and

        WHEREAS, on March 31, 2003, the Debtors filed a memorandum of law in support of confirmation of the Plan (the "Confirmation Memorandum") and the Affidavit of Raymond D. Springer in Support of Confirmation of the First Amended Joint Plan of Reorganization of FAO, Inc. and Its Debtor Subsidiaries (the "Springer Affidavit"); and on April 3, 2003, the Debtors filed an omnibus response to the Objections (the "Response"); and on April 4, 2003 the Debtors filed the Supplement Affidavit of Ray Springer in Support of Confirmation of the First Amended Joint Plan of Reorganization of FAO, Inc. and Its Debtor Subsidiaries (the "Supplemental Springer Affidavit" and, collectively with the Springer Affidavit, the "Confirmation Affidavits"); and

        WHEREAS, the Confirmation Hearing was held on April 4, 2003;

        NOW, THEREFORE, based upon the Court's review of the Ballot Affidavit, the Confirmation Affidavits, Confirmation Memorandum, the Response and upon all of the evidence proffered or adduced at, memoranda and Objections Filed in connection with, and arguments of counsel made at, the Confirmation Hearing and the entire record of these Reorganization Cases; and after due deliberation thereon and good cause appearing therefor:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

        NOW, THEREFORE, IT IS HEREBY FOUND AND DETERMINED THAT:3

1.
Exclusive Jurisdiction; Venue; Core Proceeding (28 U.S.C. §§ 157(b)(2) and 1334(a)). This Court has jurisdiction over the Reorganization Cases pursuant to 28 U.S.C. §§ 157 and 1334 and the standing orders of reference, dated July 23, 1984 and June 13, 1994, of the United States District Court for the District of Delaware. Venue is proper pursuant to 28 U.S.C. §§ 1408 and 1409. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(L), and this Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

2.
Judicial Notice. This Court takes judicial notice of the docket of the Reorganization Cases maintained by the Clerk of the Court and/or its duly-appointed agent, including, without limitation, all pleadings and other documents filed, all orders entered, and evidence and argument made, proffered or adduced at, the hearings held before the Court during the pendency of the

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Pursuant to Bankruptcy Rule 7052, findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate.

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  Reorganization Cases, including, but not limited to, the hearing to consider the adequacy of the Disclosure Statement.

3.
Burden of Proof. The Debtors as Proponents of the Plan have the burden of proving the elements of sections 1129(a) and (b) by a preponderance of evidence.

4.
Transmittal and Mailing of Materials; Notice. The Disclosure Statement, the Original Plan, Ballots and Confirmation Hearing Notice were transmitted and served in compliance with the Solicitation Order and the Bankruptcy Rules, and such transmittal and service were adequate and sufficient. Adequate and sufficient notice of the Confirmation Hearing and the other deadlines and hearings described in the Solicitation Order was given in compliance with the Bankruptcy Rules and the Solicitation Order, and no other or further notice is or shall be required.

5.
Plan Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(1)). The Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

(a)
Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1)). In addition to Administrative Claims and Priority Tax Claims, which need not be designated, the Plan designates 14 Classes of Claims and Interests. Each Secured Claim shall be deemed to be separately classified in a subclass of Secured Claims, and shall have all rights associated with separate classification under the Bankruptcy Code. The Claims and Interests placed in each Class are substantially similar to other Claims and Interests, as the case may be, in each such Class. Valid business, factual and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan, and such Classes do not unfairly discriminate between holders of Claims and Interests. The Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

(b)
Specify Unimpaired Classes (11 U.S.C. § 1123(a)(2)). Article III of the Plan specifies the Classes that are unimpaired under the Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

(c)
Specify Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). Articles III and IV of the Plan designates the Classes that are impaired and specify the treatment of Claims and Interests in those Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

(d)
No Discrimination (11 U.S.C. § 1123(a)(4)). The Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

(e)
Implementation of Plan (11 U.S.C. § 1123 a)(5)). The Plan provides adequate and proper means for its implementation, thereby satisfying section 1123(a)(5) of the Bankruptcy Code.

(f)
Non-Voting Equity Securities (11 U.S.C. § 1123(a) 6)). Section 8.03 of the Plan provides that the bylaws and certificates of incorporation or other organization documents of the Reorganized Debtors shall be amended as of the Effective Date to provide for the inclusion of provisions prohibiting the issuance of non-voting equity securities, subject to further amendment of such bylaws and certificates of incorporation or other organization documents as permitted by applicable law. Thus, the requirements of section 1123(a)(6) of the Bankruptcy Code are satisfied.

(g)
Additional Plan Provisions (11 U.S.C. § 1123 b)). The Plan's provisions are appropriate and not inconsistent with the applicable provisions of the Bankruptcy Code.

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6.
Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(2). The Debtors have complied with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(2) of the Bankruptcy Code. Specifically:

a.
The Debtors are proper debtors under section 109 of the Bankruptcy Code.

b.
The Debtors have complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court.

c.
The Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules and the Solicitation Order in transmitting the Original Plan, the Disclosure Statement, the Ballots and related documents and notices and in soliciting and tabulating votes on the Original Plan.

7.
Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). The Debtors have proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the formulation of the Plan and the Reorganization Cases.

8.
Payments for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4). Any payment made or to be made by the Debtors or by a person issuing securities or acquiring property under the Plan, for services or for costs and expenses in or in connection with the Reorganization Cases, or in connection with the Plan and incident to the Reorganization Cases, has been approved by, or is subject to the approval of, the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

9.
Directors, Officers and Insiders 11 U.S.C. § 1129(a)(5)). The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code. The identity and affiliations of the persons proposed to serve as initial directors or officers of the Reorganized Debtors after confirmation of the Plan have been fully disclosed, and the appointment to, or continuance in, such offices of such persons is consistent with the interests of holders of Claims against and Interests in the Debtors and with public policy. The identity of any insider that will be employed or retained by the Reorganized Debtors and the nature of such insider's compensation have also been fully disclosed.

10.
No Rate Changes (11 U.S.C. § 1129(a)(6)). After confirmation of the Plan, the Debtors' businesses will not involve rates established or approved by, or otherwise subject to, any governmental regulatory commission. Thus section 1129(a)(6) of the Bankruptcy Code is not applicable in these Reorganization Cases.

11.
Best Interests of Creditors 11 U.S.C. § 1129(a)(7)). The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis attached as Exhibit E to the Disclosure Statement, the Springer Affidavit and other evidence proffered or adduced at the Confirmation Hearing are persuasive and credible, and establish that each holder of an impaired Claim or Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

12.
Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)). Classes 1, 2, 3, 6, 7, 9, 11, 12, 13 and 14 are Classes of unimpaired Claims that are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Classes 4, 5, 8, and 10 have voted to accept the Plan in accordance with sections 1126(c) and (d) of the Bankruptcy Code. Each impaired Class entitled to vote has accepted the Plan. The Plan therefore satisfies Section 1129(a)(8).

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13.
Treatment of Administrative and Tax Claims (11 U.S.C. § 1129(a)(9)). The treatment of Administrative Claims in Article II of the Plan satisfies the requirements of sections 1129(a)(9).

14.
Acceptance By Impaired Class (11 U.S.C. § 1129(a)(10)). All impaired Classes of Claims against or Interests have accepted the Plan, determined without including any acceptance of the Plan by any insider, thus satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code.

15.
Feasibility (11 U.S.C. § 1129(a)(11)). The Confirmation Affidavits and other evidence proffered or adduced at the Confirmation Hearing are persuasive and credible, and establish that confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Reorganized Debtors, thus satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

16.
Payment of Fees (11 U.S.C. § 1129(a)(12)). All fees payable under section 1930 of title 28, United States Code, as determined by the Court, have been paid or will be paid on the Effective Date pursuant to Section 12.07 of the Plan, thus satisfying the requirements of section 1129(a)(12) of the Bankruptcy Code.

17.
Continuation of Retiree Benefits (11 U.S.C. § 1129(a)C13)). The Plan does not alter Retiree Benefits to the extent any such benefits currently exist. Thus, the requirements of section 1129(a)(13) of the Bankruptcy Code are satisfied.

18.
Fair and Equitable; No Unfair Discrimination (11 U.S.C. § 1129(b)). The Plan satisfies all applicable requirements of Section 1129(a) of the Bankruptcy Code. Thus, the Plan may be confirmed without recourse to section 1129(a)(8) of the Bankruptcy Code.

19.
Principal Purpose of the Plan (11 U.S.C. § 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act of 1933.

20.
Modifications to the Plan. The modifications to the Original Plan set forth in paragraph 37 hereof, constitute technical changes and do not materially adversely affect or change the treatment of any Claims or Interests. Accordingly, pursuant to Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or re-solicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Original Plan.

21.
Good Faith Solicitation (11 U.S.C. § 1125(e)). Based on the record before the Court in these Reorganization Cases, the Debtors and the Creditors' Committee and each of their respective directors, officers, employees, shareholders, members, agents, advisors, accountants, investment bankers, consultants, attorneys, and other representatives have acted in "good faith" within the meaning of section 1125 (e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all of their respective activities relating to the solicitation of acceptances to the Plan and their participation in the activities described in section 1125 of the Bankruptcy Code, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Section 12.04 of the Plan.

22.
Satisfaction of Confirmation Requirements. The Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

23.
Retention of Jurisdiction. The Court may properly retain jurisdiction over the matters set forth in Article XI of the Plan and section 1142 of the Bankruptcy Code, including, without limitation, to determine any dispute as to the amount of defaults, if any, required to be cured pursuant to section 365(b) of the Bankruptcy Code with respect to any executory contract or unexpired lease assumed and assigned pursuant to the Plan or pursuant to an order of the Court.

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DECREES

        NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

24.
Confirmation. The Plan, which consists of the Original Plan and the modifications set forth in paragraph 37 hereof, is approved and confirmed under section 1129 of the Bankruptcy Code. The terms of the Plan are incorporated by reference into and are an integral part of this Confirmation Order.

25.
Objections. All Objections that have not been withdrawn, waived or settled, and all reservations of rights pertaining to confirmation of the Plan included therein, are overruled on the merits.

26.
Provisions of Plan and Order Non-Severable and Mutually Dependent. The provisions of the Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are non-severable and mutually dependent.

27.
Plan Classification Controlling. The classifications of Claims and Interests for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan. The classifications set forth on the Ballots tendered to or returned by the Debtors' creditors and interest holders in connection with voting on the Plan (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan, (b) do not necessarily represent and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims and Interests under the Plan for distribution purposes, and (c) shall not be binding on the Debtors, the Reorganized Debtors or claimants.

28.
Binding Effect. The Plan and its provisions shall be binding upon the Reorganized Debtors, the Disbursing Agent, any entity acquiring or receiving property or a distribution under the Plan and any holder of a Claim against or Interest in the Debtors, including all governmental entities, whether or not the Claim or Interest of such holder is impaired under the Plan and whether or not such holder or entity has accepted the Plan.

29.
Vesting of Assets (11 U.S.C. § 1141(b) and (c)). Pursuant to Section 5.02 of the Plan, each Debtor will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution, or otherwise) under applicable state law. Except as otherwise provided in the Plan, the property of the Debtors' estates shall (i) revest in the Reorganized Debtors on the Effective Date, and (ii) be revested free and clear of all liens, security interests, Claims and Interests of holders of Claims and Interests and all such liens, security interests, Claims and Interests shall be extinguished. From and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire, and dispose of property, and compromise or settle any Claims and Interests without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or this Confirmation Order.

30.
Assumption and Assignment, or Rejection of Real Property Unexpired Leases (11 U.S.C. § 1123(b)(2)). Pursuant to Section 7.01(a) of the Plan, except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document entered into in connection with the Plan, pursuant to sections 365 and 1123(b) of the Bankruptcy Code, all Real Property Unexpired Leases that exist between the Debtors and any person shall be deemed rejected by the Reorganized Debtors, except for (a) any Real Property Unexpired Lease (i) that has been assumed pursuant to an order of the Court entered prior to the Confirmation Date, (ii) that has terminated pursuant to its terms or has been rejected pursuant to an order of the Court entered prior to the Confirmation Date, or (iii) as to which a motion for assumption or rejection of such Real Property Unexpired Lease has been Filed and served prior to the Effective Date or (b) as otherwise set forth in Schedule 7.01 (a) as being Real Property Unexpired Leases to be assumed.

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  (a)
  The Debtors are authorized to assume each of the leases identified on Exhibits B and C annexed hereto.

  (b)
  The Debtors are authorized to assume each of the leases (as amended consensually by the Debtors and the respective landlord) identified on Exhibits D and E annexed hereto (the "Amended Assumed Leases," and collectively, with the leases identified on Exhibits B and C, the "Assumed Leases").

  (c)
  While the Debtors are authorized by this Confirmation Order to assume each of the Assumed Leases identified on Exhibits C and E, the parties have agreed to adjourn the hearing with respect to the appropriate Cure Amount under section 365 of the Bankruptcy Code to a subsequent hearing in an effort to afford the parties the time necessary to seek resolution of such disputes.

  (d)
  The Debtors are directed to serve a copy of this Confirmation Order on those parties identified on Exhibits B and D hereto. Objections, if any, to the Cure Amounts set forth on Exhibits B and D hereto must be filed with the Bankruptcy Court and served upon and received by counsel to the Debtors on or before ten days after service of the Confirmation Order (the "Objection Deadline"). If no objection to a particular Cure Amount set forth on Exhibit B and D hereto is received on or before Objection Deadline then, with respect to the Assumed Leases identified on Exhibits B and D (i) the Cure Amounts set forth therein shall constitute the amounts necessary to satisfy any defaults under the relevant Assumed Lease and upon payment of said amounts, the Debtors will have fully satisfied their obligations under section 365(b)(1)(A) of the Bankruptcy Code and (ii) the Cure Amounts shall be controlling notwithstanding anything to the contrary in any of the Assumed Leases or other documents and nondebtor parties to the Assumed Leases, including the lessors, shall be forever barred from asserting any other claims against the Debtors with respect to the Assumed Leases.

  (e)
  In the event an objection to a particular Cure Amount set forth on Exhibit B or D hereto is received on or before the Objection Deadline then any hearing with respect to the appropriate Cure Amount under section 365 of the Bankruptcy Code shall be adjourned to a subsequent hearing in an effort to afford the parties the time necessary to seek resolution of such disputes.

  (f)
  With regard to each Assumed Lease identified on Exhibits C and E annexed hereto, the Debtors are directed to pay any undisputed portion of the Cure Amounts as soon as practical after the Effective Date. The Debtors are further directed to escrow any disputed portion of the Cure Amounts until such time as (i) the parties have agreed on the Cure Amount or (ii) any dispute related thereto has been resolved by an order of the Court.

  (g)
  Nothing in this Confirmation Order is intended to affect the Debtors' obligations under section 365(d)(3) of the Bankruptcy Code.

  (h)
  Notwithstanding anything to the contrary in the Plan or this Order, (i) the Plan shall not affect any claims or rights of Carousel Center Company, LP ("Carousel") to offset or recoupment and all of such rights are specifically reserved and (ii) Carousel's asserted lien pursuant to 506(a) of the Bankruptcy Code, if any, shall survive confirmation of the Plan. For the avoidance of doubt, nothing in this paragraph is intended as an admission by the Debtors with regard to the existence, validity, perfection or priority of any lien asserted by Carousel.

  (i)
  The Debtors' assumption and/or rejection, as the case may be, with regard to the Debtors' retail store location numbers 427 (Albany, New York) and 430 (Syracuse, New York) shall be effective and irrevocable as of the eleventh day following the entry of this Confirmation Order.

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31.
Modification of Leases. In the event the parties are unable to document the amendments agreed to by the Debtors and the respective landlord with respect to the Amended Assumed Leases, the Debtors reserve their right at any time prior to May 5, 2003, to modify Schedule 7.01(a) to the Plan to reflect either (i) assumption without modification of any Amended Assumed Lease or (ii) rejection of any Amended Assumed Lease; provided, however, that with regard to the Amended Assumed Leases for the following retail store locations: Orlando (Store Number 21), The Palladium at City Place (Store Number 25), King of Prussia Mall (Store Number 32), Victor Eastview Mall (Store Number 431), Dallas Galleria Mall (Store Number 710), and Pentagon Row (Store Number 980) (collectively, the "Specified Amended Leases") such documentation must be completed on or before the Effective Date and the Debtors' right to amend Schedule 7.01(a) as it relates to the Specified Amended Leases shall expire on the Effective Date; provided, further, that with regard to the Amended Assumed Lease for the Debtors' retail store location number 427, located in Albany, New York, such documentation must be completed on or before the eleventh day following entry of this Confirmation Order and the Debtors' right to amend Schedule 7.01 (a) as it relates to such Amended Assumed Lease shall expire at that time.

32.
Changes to Lease and Contract Schedules. Notwithstanding anything to the contrary herein (except with respect to retail store location numbers 427 (Albany, New York) and 430 (Syracuse, New York)), the Debtors are expressly authorized to amend Schedule 7.01(a) and Schedule 7.01(c) to the Plan at any time prior to the Effective Date.

33.
Payment of Accrued but Unbilled Charges. Except as specifically set forth herein, the Debtors shall be liable for all obligations accrued but unbilled under any of the Assumed Leases prior to the Effective Date.

34.
Assumption and Assignment, or Rejection of Non-Real Property Executory Contracts and Unexpired Leases (11 U.S.C. § 1123(b)(2)). Pursuant to Section 7.01(c) of the Plan, except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document entered into in connection with the Plan, pursuant to sections 365(a) and 1123(1)(2) of the Bankruptcy Code, all Non-Real Property Executory Contracts and Unexpired Leases that exist between the Debtors and any person shall be deemed rejected as of the Effective Date, except for any Non-Real Property Executory Contract or Unexpired Lease (a) that has terminated by its terms or has been rejected pursuant to an order of the Court entered prior to the Confirmation Date, (b) that has been assumed pursuant to an order of the Court entered before the Confirmation Date, (c) as to which a motion for approval of the assumption or rejection of such Non-Real Property Executory Contract and Unexpired Leases has been Filed and served prior to the date of Effective Date, or (d) which is set forth in Schedule 7.01(c) Non-Real Property Executory Contract or Unexpired Lease to be assumed.

(a)
The Debtors are authorized to assume each of the contracts identified on Exhibit F annexed hereto (the "Assumed Contracts").

(b)
The Debtors are directed to serve a copy of this Confirmation Order on those parties identified on Exhibit F hereto. Objections, if any, to the Cure Amounts set forth on Exhibit F hereto must be filed with the Bankruptcy Court and served upon and received by counsel to the Debtors on or before the Objection Deadline. If no objection to a particular Cure Amount set forth on Exhibit F hereto is received on or before Objection Deadline then, with respect to the Assumed Contracts identified on Exhibit F (i) the Cure Amounts set forth therein shall constitute the amounts necessary to satisfy any defaults under the relevant Assumed Contract and upon payment of said amounts, the Debtors will have fully satisfied their obligations under section 365(b)(1)(A) of the Bankruptcy Code and (ii) the Cure Amounts shall be controlling notwithstanding anything to the contrary in any of the Assumed Contracts or other documents and nondebtor parties to the Assumed Contracts shall be

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    forever barred from asserting any other claims against the Debtors with respect to the Assumed Contracts.

  (c)
  In the event an objection to a particular Cure Amount set forth on Exhibit F hereto is received on or before the Objection Deadline then any hearing with respect to the appropriate Cure Amount under section 365 of the Bankruptcy Code shall be adjourned to a subsequent hearing in an effort to afford the parties the time necessary to seek resolution of such disputes.

35.
Bar Date for Rejection Damage Claims. Pursuant to Section 7.02 of the Plan, notwithstanding anything in the Bar Date Order to the contrary, if the rejection of an executory contract or unexpired lease pursuant to Sections 7.01(a) or 7.01(c) of the Plan gives rise to a Claim (including any Claims arising from those indemnification obligations described in Section 10.07 of the Plan by the other party or parties to such contract or lease), such Claim will be forever barred and will not be enforceable against the Debtors, the Reorganized Debtors unless a proof of claim is filed and served on the Reorganized Debtors no later than 30 days after the later of (i) the Effective Date, and (ii) delivery of notice of an amendment to Schedule 7.01(a) or 7.01(c).

36.
Extension of Time to Assume or Reject. Pursuant to Section 7.01(e) of the Plan entry of this Confirmation Order will constitute, as of the Effective Date, the extension of time, pursuant to section 365(d)(4) of the Bankruptcy Code, within which the Debtors may assume and assign, or reject all the unexpired leases of non-residential real property specified in Section 7.01(a) of the Plan through the later of the Effective Date or the date of entry of an order approving the assumption and assignment, or rejection of such leases.

37.
List of Plan Modifications. At the request of the Proponents, the Original Plan is hereby modified pursuant to section 1127(a) of the Bankruptcy Code as follows:

(a)
Section 1.31 of the Plan, the definition of "Exit Equity", is modified by deleting the entire text thereof and inserting in its place the following:

1.31
Exit Equity Exit Equity means, with respect to investors in the Exit Equity Financing, FAO Series I convertible preferred stock or, with respect to others, at the option of the Debtors, FAO common stock, par value $0.001 per share, or convertible preferred stock convertible into such common stock."

(b)
Section 4.04 of the Plan, is modified to add the following sentence to the end of the second paragraph thereof:

      "Notwithstanding the foregoing, the New Kayne Anderson Equipment Notes may at any time, and from time to time, at the holders' option, be converted, in whole or in part, into FAO Series I convertible preferred stock at the same Exit Equity Price per share paid by purchasers of such Series I convertible preferred stock on the Effective Date, adjusted for subsequent stock splits, reverse splits and similar adjusting events."

  (c)
  Section 5.05(a) of the Plan is modified by deleting the entire text thereof and inserting in its place the following:

      "(a) the effectiveness of the New Certificate of Incorporation and the New By-laws for the Reorganized Debtors, which shall include authorization of up to 850 million shares of common stock and 5 million shares of preferred stock to permit issuance of the Exit Equity, permit conversion of certain Allowed Claims to equity as provided in the Plan, effect a reverse stock split, and support future issuances of securities as might be needed by the Reorganized Debtors."

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  (d)
  Section 10.05(b) of the Plan is modified to insert the following language after the words "each holder of a Claim or Interest" in the first sentence thereof:

      "who voted in favor of the Plan..."

  (e)
  Section 2.01 of the Plan is modified by replacing the following language:

      ; provided, however, that Allowed Administrative Claims representing liabilities incurred in the ordinary course of business, including liabilities arising pursuant to state law, shall be paid by the Reorganized Debtors in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements relating to such transactions, and the holders of such Claims shall not be required to File or serve any request for payment of such Claim. Except as otherwise stated this Section 2.01, all holders of Administrative Claims shall be required to File and serve requests for payment of their Administrative Claims. Taxing authorities who have timely filed a proof of claim that states on its face that such claim is a request for payment of an administrative expense shall not be required to file any separate request for payment of an administrative expense pursuant to this Section 2.01. The Debtors' right to object to such proofs of claim on any grounds is reserved.

  (f)
  Section 10.05(a) of the Plan is modified by deleting the entire text thereof and inserting in its place the following:

  (a)
  Releases by the Debtors. On the Effective Date, each of the Debtors shall release unconditionally, and hereby is deemed to forever release unconditionally the Agent and the Banks, as those terms are defined herein, from any and all claims, obligations, suits, judgments, damages, rights, Causes of Action and liabilities whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, now existing or hereafter arising, in law, equity or otherwise, save and except for claims based upon willful misconduct or gross negligence.

  (g)
  Section 10.05(b) of the Plan is modified by deleting the entire text thereof and inserting in its place the following:

  (b)
  Releases by Holders of Claims and Interests. On the Effective Date, each holder of a Claim or Interest who voted in favor of the Plan shall be deemed to unconditionally release and forever waive all claims, debts, obligations, demands, liabilities, suits, judgments, damages, rights, and Causes of Action, whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, now existing or hereafter arising, in law, equity or otherwise that occurred or could have occurred on or prior to the Effective Date against the Agent and the Banks, as those terms are defined herein.

  (h)
  Section 10.05(c) of the Plan is stricken.

  (i)
  Section 10.06 of the Plan is modified by deleting the entire text thereof and inserting in its place the following:

  (c)
  Exculpation. From and after the Effective Date, none of the Debtors, the Reorganized Debtors, the Creditors' Committee, or the Agent or the Banks shall have or incur any liability to any holder of a Claim or Interest for any act or omission in connection with, related to, or arising out of, the Reorganization Cases, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan (including objections to, and settlements of, Claims and Interests under the Plan), except for willful misconduct or gross negligence.

10

  (j)
  Section 10.2(iv) of the Plan is modified by deleting the word "Setoff" from Subsection (iv) thereof. The Original Plan and the modifications set forth above together constitute the Plan.

  (k)
  Section 6.06 of the Plan is modified by deleting the words ", pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law."

  (l)
  Section 6.03(e) of the Plan is modified by deleting the entire text thereof and inserting in its place the following:

  (e)
  Distributions to Holders as of the Confirmation Date. The Disbursing Agent will have the option but not the obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim that occurs after the close of business on the Confirmation Date, and will be entitled for all purposes herein to recognize and distribute only to those holders of Allowed Claims who are holders of such Claims, or participants therein, as of the close of business on the Confirmation Date. The Disbursing Agent and the Reorganized Debtors shall recognize and deal for all purposes under the Plan (except as to voting to accept or reject the Plan pursuant to Section 6.01 hereof) with only those record holders stated on the official claims register (for Claims) and official transfer ledgers (for Interests) as of the close of business on the Confirmation Date unless the Disbursing Agent and the Reorganized Debtors select a date for a particular claimant or interest holder that is after the Confirmation Date but in no case later than the Effective Date.

  (m)
  Section 6.05 of the Plan is modified by adding the following sentence to the end thereof:

      Moreover, nothing in the Plan or the Confirmation Order shall affect the validity and effectiveness of the surety bond established by the Debtors for the benefit of the Bureau of Customs and Border Protection f/k/a U.S. Customs Service.

  (n)
  Sections 7.01 (a) and 7.01 (c) of the Plan are modified to conform to paragraphs 30, 32 and 34 of this Confirmation Order.

38.
General Authorizations. Pursuant to Section 5.04 of the Plan, each of the Debtors or Reorganized Debtors is authorized to execute, deliver, file or record such contracts, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

39.
Corporate Action. Pursuant to Section 5.05 of the Plan and in accordance with the New Certificate of Incorporation and the New By-laws, Reorganized FAO shall be authorized to issue 850 million shares of common stock and 5 million shares of preferred stock without further approval of stockholders of directors of Reorganized FAO.

40.
Issuance of New Securities. Pursuant to Section 5.06 of the Plan, based upon the record of the Reorganization Cases, the issuance of the following securities by Reorganized FAO are hereby authorized without further act or action under applicable law, regulation, order or rule: (i) the Exit Equity, (ii) the New KBB Subordination Note, and (iii) the New Kayne Anderson Secured Note, and amend the financing and other agreements and documents related thereto.

41.
Exit Financing Facility and Exit Equity. Pursuant to Section 5.03 of the Plan, in conjunction with the Effective Date, the Reorganized Debtors shall execute and deliver such documents and take such acts as may be necessary or appropriate to implement the Exit Financing Facility and the Exit Equity.

11

42.
Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules or regulations of any State or any other governmental authority with respect to the implementation or consummation of the Plan and any documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in or contemplated by the Plan, the Disclosure Statement and any documents, instruments or agreements, and any amendments or modifications thereto.

43.
Exemption from Certain Taxes. Pursuant to section 1146(c) of the Bankruptcy Code: (a) the issuance, transfer, or exchange of notes or equity securities under the Plan; (b) the creation of any mortgage, deed of trust, lien, pledge, or other security interest; (c) the making or assignment of any lease or sublease; or (d) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, any merger agreements; agreements of consolidation, restructuring, disposition, liquidation, or dissolution; deeds; bills of sale; transfers of tangible property; or assignments executed in connection with or contemplated under the Plan, will not be subject to any stamp tax, or other similar tax or any tax held to be a stamp tax or other similar tax by applicable law. All sales, transfers and assignments of owned and leased property, approved by the Court on or prior to the Effective Date, shall be deemed to have been in furtherance of, or in connection with, the Plan.

44.
Missouri Department of Revenue. The undisputed portion of the Priority Tax Claim of the Missouri Department of Revenue shall be paid in full as soon as practical after the Effective Date. Any disputed portion of such Priority Tax Claim shall be placed in escrow until such time as (i) the parties have agreed on the allowed amount of such Priority Tax Claim or (ii) any dispute related thereto has been resolved by an order of the Court.

45.
Texas Comptroller of Public Accounts. The undisputed portion of the Priority Tax Claim of the Texas Comptroller of Public Accounts (the "TCPA") shall be paid in full as soon as practical after the Effective Date. If and when any disputed portion of such Priority Tax Claim becomes an Allowed Claim under the Plan, such Allowed Claim shall be paid in full with interest earned pursuant to the Plan in a single lump-sum payment within thirty days. Nothing in the Plan is intended to enjoin or otherwise affect the TCPA's right and ability under state law to conduct any currently scheduled audit of the Debtors' books and records.

46.
Spring Branch Independent School District. The undisputed portion of the secured claim of the Spring Branch Independent School District (the "SBISD") for the tax year ended December 31, 2002 shall be paid as soon as practical after the Effective Date. Any disputed portion of such Secured Claim shall be placed in escrow until such time as (i) the parties have agreed on the allowed amount of such Secured Claim or (ii) any dispute related thereto has been resolved by an order of the Court. Taxes for the tax year ending December 31, 2003 shall be paid in the ordinary course of business.

47.
Texas Taxing Authorities. The undisputed portion of the secured claims of Harris County/City of Houston, Houston Independent School District, Cypress-Fairbanks Independent School District, Dallas County and Tarrant County (the "Texas Taxing Authorities") for the tax year ended December 31, 2002 shall be paid as soon as practical after the Effective Date. Any disputed portion of such Secured Claim shall be placed in escrow until such time as (i) the parties have agreed on the allowed amount of such Secured Claim or (ii) any dispute related thereto has been resolved by an order of the Court. Taxes for the tax year ending December 31, 2003 shall be paid in the ordinary course of business.

48.
United States, on behalf of that portion of the Bureau of Customs and Border Protection formerly known as the Customs Service. Nothing in this Confirmation Order or the Plan shall affect any right of setoff or recoupment or any other defense of the Bureau of Customs and Border

12

  Protection f/k/a U.S. Customs Service in regard to any final duty and fee amounts that have been asserted but not yet liquidated as of the Effective Date.

49.
Steele Objection. To the extent Allowed, the claims of the Class Claimants (as such term is defined in the Objection Edward Steele to Confirmation of First Amended Joint Plan of Reorganization of FAO Inc. and it Debtor Subsidiaries, Docket Number 598 (the "Steele Objection")), asserted or to be asserted in the Class Action (as defined in the Steele Objection), shall be treated in accordance with Class 10 of the Plan.

50.
Distributions on Account of Bank Claims. Pursuant to Section 6.03(g) of the Plan, distributions on account of the Allowed Bank Claims shall be made by the Disbursing Agent to the Agent who shall make distributions on account of such Claims in accordance with the applicable credit agreements.

51.
Final Fee Applications. Pursuant to Section 2.02 of the Plan, Professionals or other entities asserting Fee Claims must File and serve on the Proponents and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order, or other order of the Court, an application for final allowance of such Fee Claim no later than 60 days after the Effective Date; provided, however, that any Professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date, without further Court review or approval. Holders of Fee Claims that are required to File and serve applications for final allowance of their Fee Claims and that do not File and serve such applications within the time period set forth herein shall be forever barred from asserting such Claims against the Debtors, the Reorganized Debtors, or their respective property and such Fee Claims shall be deemed discharged as of the Effective Date. Objections to any Fee Claim must be Filed and served on the Proponents and the requesting party by the later of (a) 120 days after the Effective Date, or (b) 60 days after the Filing of an application for final allowance of such Fee Claim. To the extent necessary, entry of this Confirmation Order shall amend and supersede any previously entered order of the Court, including the Fee Order, regarding the payment of Allowed Fee Claims.

52.
Termination of Injunctions and Automatic Stay. Pursuant to Section 10.03 of the Plan, all injunctions or stays provided for in the Reorganization Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

53.
Notice of Entry of Confirmation Order. On or before the tenth Business Day following the date of entry of this Confirmation Order, the Debtors shall serve notice of entry of-this Confirmation Order pursuant to Bankruptcy Rules 2002(f)(7), 2002(k) and 3020(c) on all creditors and interest holders, the United States Trustee and other parties in interest, by causing notice of -entry of the Confirmation Order to be delivered to such parties by first-class mail, postage prepaid. The notice described herein is adequate under the particular circumstances,and no other or further notice is necessary.

54.
Notice: of Effective Date. Within five Business Days following the occurrence of the Effective Date as provided in Section 9.01 of the Plan, the Reorganized Debtors shall File notice of the occurrence of the Effective Date and shall serve a copy of same (a) on counsel to the Post Confirmation Committee and (b) all parties who have.filed a request for special notice in the Reorganization Cases.

55.
Binding Effect. Pursuant to sections 1123(a) and 1142(a) of the Bankruptcy Code, and the provisions of this Confirmation Order, the Plan, and all Plan related documents shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

13

Dated: April 7, 2003
Wilmington, Delaware

/s/ LLOYD KING The Honorable Lloyd King United States Bankruptcy Judge

14

Exhibit A

UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

In re:	:	Chapter 11
:
FAO, INC.,	:	Case No. 03-10119 (LK)
a Delaware corporation, et al.,	:	Jointly Administered
:
Debtors.	:

FIRST AMENDED JOINT PLAN OF REORGANIZATION OF FAO INC.
AND ITS DEBTOR SUBSIDIARIES, AS MODIFIED

David W. Levene (CA 59659) Anne E. Wells (CA 155975) LEVENE, NEALE, BENDER, RANKIN & BRILL, LLP 1801 Avenue of the Stars Suite 1120 Los Angeles, CA 90067 (310) 229-1234	Mark D. Collins (No. 2891) Rebecca L. Booth (No. 4031) RICHARDS, LAYTON & FINGER, P.A. One Rodney Square P.O. Box 551 Wilmington, Delaware 19899 (302) 651-7700
ATTORNEYS FOR DEBTORS AND DEBTORS IN POSSESSION
Dated: February 28, 2003 Wilmington, Delaware

Table of Contents

INTRODUCTION		1
ARTICLE I	DEFINED TERMS AND RULES OF INTERPRETATION	1
1.01	Ad Hoc Trade Committee	1
1.02	Administrative Claim	1
1.03	Agent	1
1.04	Allowed	1
1.05	Allowed Claim	1
1.06	Allowed Interest	1
1.07	Ballot	1
1.08	Bank Claims	1
1.09	Bankruptcy Code	1
1.10	Bankruptcy Court	1
1.11	Bankruptcy Rules	2
1.12	Banks	2
1.13	Bar Date	2
1.14	Bar Date Order	2
1.15	Business Day	2
1.16	Cash	2
1.17	Causes of Action	2
1.18	Claim	2
1.19	Class	2
1.20	Confirmation Date	2
1.21	Confirmation Hearing	2
1.22	Confirmation Order	2
1.23	Creditors' Committee	2
1.24	Debtors	2
1.25	Disbursing Agent	2
1.26	Disclosure Statement	2
1.27	Disputed Claim	2
1.28	Disputed Interest	3
1.29	Effective Date	3
1.30	Equipment Note	3
1.31	Exit Equity	3
1.32	Exit Equity Financing	3
1.33	Exit Equity Price	3
1.34	Exit Financing Facility	3
1.35	FAO	3
1.36	FAO Common Stock	3
1.37	FAO Schwarz	3
1.38	FAO Schwarz Common Stock	3
1.39	Fee Claim	3
1.40	Fee Order	4
1.41	File, Filed, or Filing	4
1.42	Final Order	4
1.43	Fortune Twenty-Fifth	4
1.44	Interest	4
1.45	Kayne Anderson	4
1.46	KBB	4
1.47	KBB Guaranty	4
1.48	New By-Laws	4
1.49	New Certificates of Incorporation	4
1.50	New Kayne Anderson Equipment Notes	4
1.51	New KBB Guaranty	4
1.52	New KBB Subordinated Note	4
1.53	Non-Real Property Executory Contracts and Unexpired Leases	4
1.54	Ordinary Course Professionals Order	4

1.55	Petition Date	4
1.56	Plan	5
1.57	PNC	5
1.58	PNC Loan Agreement	5
1.59	Post-Confirmation Committee	5
1.60	Prepetition Financing Facility	5
1.61	Priority Claim	5
1.62	Priority Tax Claim	5
1.63	Pro Rata	5
1.64	Professional	5
1.65	Proponents	5
1.66	Real Property Unexpired Leases	5
1.67	Reorganization Case	5
1.68	Reorganized Debtors	5
1.69	Right Start	5
1.70	Right Start Common Stock	5
1.71	Schedules	5
1.72	Secured Claim	5
1.73	Solicitation Order	6
1.74	Stock	6
1.75	Subordinated Notes	6
1.76	Targoff	6
1.77	Voting Deadline	6
1.78	ZB Company	6
1.79	ZB Company Common Stock	6
ARTICLE II	TREATMENT OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS	6
2.01	Administrative Claims in General	6
2.02	Administrative Bar Date for Filing Fee Claims	7
2.03	Priority Tax Claims	7
ARTICLE III	CLASSIFICATION OF CLAIMS AND INTERESTS AND IDENTIFICATION OF IMPAIRED CLASSES	7
3.01	Class 1—Priority Claims	8
3.02	Class 2—Secured Claims	8
3.03	Class 3—Secured Bank Claims	8
3.04	Class 4—Kayne Anderson Secured Claims	8
3.05	Class 5—KBB Subordinated Note Claim	8
3.07	Class 7—Administrative Convenience Class of Unsecured Claims	8
3.08	Class 8—General Unsecured Claims	8
3.09	Class 9—Intercompany Claims	8
3.10	Class 10—FAO Stock Interests	8
3.11	Class 11—FAO Schwarz Stock Interests	8
3.12	Class 12—ZB Company Stock Interests	8
3.13	Class 13—Right Start Stock Interests	8
3.14	Class 14—Targoff Interests	9
ARTICLE IV	TREATMENT OF CLAIMS AND INTERESTS	9
4.01	Class 1—Priority Claims	9
4.02	Class 2—Secured Claims	9
4.03	Class 3—Secured Bank Claims	10
4.04	Class 4—Kayne Anderson Secured Claim	10
4.05	Class 5—KBB Subordinated Note Claim	10
4.06	Class 6—PNC Secured Claim	11
4.07	Class 7—Administrative Convenience Class of Unsecured Claims	11
4.08	Class 8—General Unsecured Claims	11

2

4.09	Class 9—Intercompany Claims	12
4.10	Class 10—FAO Stock Interests	12
4.11	Class 11—FAO Schwarz Stock Interests	13
4.12	Class 12—ZB Company Stock Interests	13
4.13	Class 13—Right Start Stock Interests	13
4.14	Class 14—Targoff Interests	13
ARTICLE V	MEANS FOR IMPLEMENTATION OF THE PLAN	13
5.01	Substantive Consolidation for Purposes Related to the Plan	13
5.02	Continued Corporate Existence and Revesting of Assets in the Reorganized Debtors	13
5.03	Exit Financing Facility and Exit Equity Facility	14
5.04	Effectuating Documents and Further Transactions	14
5.05	Corporate Action	14
5.06	Authorization for Issuance of New Securities	14
ARTICLE VI	PROVISIONS REGARDING VOTING AND DISTRIBUTIONS UNDER THE PLAN AND TREATMENT OF CLAIMS AND INTERESTS	15
6.01	Voting of Claims and Interests	15
6.02	Non-Consensual Confirmation	15
6.03	Method of Distributions Under the Plan	15
6.04	Objections to and Resolution of Claims and Interests	16
6.05	Cancellation of Instruments and Agreements Evidencing Claims	16
6.06	Setoffs	17
6.07	Release of Liens	17
ARTICLE VII	EXECUTORY CONTRACTS AND UNEXPIRED LEASES	17
7.01	Assumption or Rejection of Executory Contracts and Unexpired Leases	17
7.02	Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan	19
7.03	Post-Petition Executory Contracts and Unexpired Leases	19
7.04	Continuation of Certain Employee, Retiree, and Workers' Compensation Benefits	19
ARTICLE VIII	PROVISIONS CONCERNING CORPORATE GOVERNANCE AND MANAGEMENT OF REORGANIZED DEBTORS	19
8.01	General	19
8.02	Directors and Officers	20
8.03	New By-Laws and New Certificates of Incorporation	20
8.04	Amendments of Existing Option Plans	20
ARTICLE IX	CONFIRMATION AND CONSUMMATION OF THE PLAN	20
9.01	Effective Date	20
9.02	Waiver or Modification of Conditions to the Effective Date	21
9.03	Consequences of Non-Occurrence of Effective Date	21
ARTICLE X	EFFECTS OF PLAN CONFIRMATION	21
10.01	Discharge of Debtors	21
10.02	Injunction Related to the Discharge	22
10.03	Term of Bankruptcy Injunction or Stays. All injunctions or stays provided for in the Reorganization Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date	22
10.04	Waiver and Preservation of Certain Claims	22
10.05	Releases	22
10.06	Exculpation	23
10.07	Indemnification Obligations	23
10.08	Existing Employment Agreements, Executory Contracts, Real Property Leases, Financing Agreements and Intellectual Property Interests	23

3

ARTICLE XI	RETENTION OF JURISDICTION	23
ARTICLE XII	MISCELLANEOUS PROVISIONS	24
12.01	Exemption from Transfer Taxes	24
12.02	Termination of Creditors' Committee	25
12.03	Post-Confirmation Committee	25
12.04	Payment of Statutory Fees	25
12.05	Amendment or Modification of the Plan	25
12.06	Severability of Plan Provisions	25
12.07	Successors and Assigns	26
12.08	Notice	26
12.09	Governing Law	26
12.10	Tax Reporting and Compliance	26
12.11	Schedules	27
12.12	Filing of Additional Documents	27

4

INTRODUCTION

        FAO, Inc., FAO Schwarz, Inc., Targoff-RS, LLC, The Right Start, Inc., and ZB Company, Inc., debtors and debtors in possession in the other above-captioned case, hereby submit their Joint Plan of Reorganization of FAO, Inc. and its Debtor Subsidiaries.

ARTICLE I
DEFINED TERMS AND RULES OF INTERPRETATION

Defined Terms:    As used herein, capitalized terms have the meanings set forth below. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

        1.01    Ad Hoc Trade Committee means the informal committee comprised of certain of the Debtors' largest unsecured creditors that was formed and active prior to the Petition Date.

        1.02    Administrative Claim means any Claim for an administrative expense of the kind described in section 503(b) of the Bankruptcy Code.

        1.03    Agent means Wells Fargo Retail Finance LLC as Agent under the Prepetition Financing Facility.

        1.04    Allowed means an Allowed Claim or an Allowed Interest in a particular Class or category specified. Any reference herein to a particular Allowed Claim includes both the secured and unsecured portions of such Claim.

        1.05    Allowed Claim means a Claim or any portion thereof (a) as to which no objection to allowance or request for estimation has been interposed on or before the Effective Date or the expiration of such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court; (b) as to which any objection to its allowance has been settled, waived through payment or withdrawn, or has been denied by a Final Order; (c) that has been allowed by a Final Order; (d) as to which the liability of the Debtors, or any of them, and the amount thereof are determined by final order of a court of competent jurisdiction other than the Bankruptcy Court; or (e) that is expressly allowed in a liquidated amount in the Plan or otherwise allowed in the Plan. The term "Allowed Claim" shall not, for purposes of computing distributions under this Plan, include interest on such Claim from and after the Petition Date, except as provided in section 506(b) of the Bankruptcy Code or as otherwise expressly set forth in this Plan.

        1.06    Allowed Interest means an Interest: (a) that is registered or listed as of the Confirmation Date in a stock register that is maintained by or on behalf of any of the Debtors, and (b) either (i) is not a Disputed Interest or (ii) has been Allowed (A) by a Final Order, or (B) pursuant to the terms of this Plan.

        1.07    Ballot means the form or forms distributed to each holder of an impaired Claim or Interest on which the holder is to indicate acceptance or rejection of this Plan.

        1.08    Bank Claims means the Claims of the Banks arising under the Prepetition Financing Facility (and related documents), including, without limitation, any and all Claims of the Banks arising under any cash collateral stipulation or order pursuant to section 363 or 364 of the Bankruptcy Code.

        1.09    Bankruptcy Code means title 11, United States Code, as amended.

        1.10    Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware that is presiding over the Reorganization Cases.

        1.11    Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court.

        1.12    Banks means the banks and other financial institutions and lenders that are parties to the Prepetition Financing Facility.

        1.13    Bar Date means the applicable deadline by which a proof of claim must have been or must be Filed, as established by an order of the Bankruptcy Court, including the Bar Date Order and the Confirmation Order. The term "Bar Date" also includes the deadline for Filing Fee Claims established pursuant to Article II hereof and the deadline for Filing Claims arising from rejection of executory contracts and unexpired leases established pursuant to Article VII hereof.

        1.14    Bar Date Order means the Order Establishing Bar Dates for Filing Proofs of Claims and Approving Form and Manner of Notice Thereof entered by the Bankruptcy Court on February 14, 2003 as the same may have been or hereafter may be amended, modified, or supplemented.

        1.15    Business Day means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

        1.16    Cash means legal tender of the United States of America and equivalents thereof.

        1.17    Causes of Action means, without limitation, any and all actions, causes of action, liabilities, obligations, rights, suits, debts, sums of money, damages, judgments, claims and demands whatsoever, whether known or unknown, in law (including, without limitation, the Bankruptcy Code), equity or otherwise.

        1.18    Claim means a "claim," as defined in section 101(5) of the Bankruptcy Code.

        1.19    Class means a category of holders of Claims or Interests, as described in Article III hereof.

        1.20    Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

        1.21    Confirmation Hearing means the hearing held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

        1.22    Confirmation Order means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

        1.23    Creditors' Committee means the statutory committee of unsecured creditors appointed in the Reorganization Cases pursuant to section 1102 of the Bankruptcy Code.

        1.24    Debtors means, collectively, FAO, Inc., FAO Schwarz, Inc., Targoff-RS, LLC, The Right Start, Inc., and ZB Company, Inc.

        1.25    Disbursing Agent means that entity selected by the Debtors to hold and distribute Cash and other consideration to be distributed pursuant to the Plan (which entity may be the Debtors) and employed on such terms as may be determined by the Debtors.

        1.26    Disclosure Statement means the written disclosure statement (including all schedules thereto or referenced therein) that relates to this Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, as the same may be amended, modified, or supplemented.

        1.27    Disputed Claim means any Claim not otherwise Allowed or paid pursuant to the Plan or an order of the Bankruptcy Court (a) which has been or hereafter is listed on the Schedules as unliquidated, contingent or disputed, and which has not been resolved by written agreement of the parties or an order of the Bankruptcy Court; (b) proof of which was required to be filed by the Plan or by order of the Bankruptcy Court but as to which a proof of claim was not timely or properly filed; (c) proof of which was timely and properly filed and which has been or hereafter is listed on the Schedules as unliquidated, contingent or disputed; (d) that is disputed in accordance with the provisions of this Plan; or (e) as to which a Debtor has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code, the Bankruptcy Rules and any orders of the Bankruptcy Court, or is otherwise disputed by a Debtor in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn or determined by a Final Order. Any portion of a Claim that is not disputed by the Debtors or the Reorganized Debtors shall, for purposes of receiving distributions under the Plan, be deemed to be an Allowed Claim.

        1.28    Disputed Interest means any Interest as to which an objection has been Filed by the applicable Debtor or the Reorganized Debtor, and such objection has not been withdrawn or determined by a Final Order.

        1.29    Effective Date means the Business Day the Plan becomes effective as provided in Article IX hereof.

        1.30    Equipment Note means that certain Amended and Restated Equipment Note dated November 21, 2002 from FAO, FAO Schwarz and ZB Company in favor of Kayne Anderson as Agent and Fortune Twenty Fifth, Inc., with an outstanding balance of approximately $8.0 million as of the Petition Date secured by the Debtors' equipment.

        1.31    Exit Equity means, with respect to investors in the Exit Equity Financing, FAO Series I convertible preferred stock, or, with respect to others, at the option of the Debtors, FAO common stock, par value $0.001 per share, or convertible preferred stock convertible into such common stock.

        1.32    Exit Equity Financing means the new equity financing for the Reorganized Debtors in an amount not less than $28.5 million (net of associated fees and expenses), of which not less than 80% shall be in the form of equity, and up to 20% of which may be in the form of subordinated debt, which debt shall be subordinated to the lender under the Exit Financing Facility and to any senior debt permitted under the terms of the Exit Financing Facility. Payment of the subordinated debt may be made only if the Reorganized Debtors are current with respect to payments due holders of Allowed Class 4 Claims, pre-existing Secured Claims, and Class 8 Claims, and further provided the Reorganized Debtors are generally paying their post-Effective Date obligations as such obligations become due other than claims or obligations that are subject to bona fide dispute.

        1.33    Exit Equity Price means the per share price to be paid by investors in the Exit Equity Financing.

        1.34    Exit Financing Facility means the working capital or other borrowing facility (or facilities) in the approximate amount of $77.0 million for the Reorganized Debtors on and after the Effective Date.

        1.35    FAO means FAO, Inc., a Delaware corporation, (fka The Right Start Inc., a California corporation, one of the Debtors, and the direct parent corporation or sole member, as the case may be, of each of the other Debtors.

        1.36    FAO Common Stock means the common stock, par value $0.001 per share, of FAO.

        1.37    FAO Schwarz means FAO Schwarz, Inc. (fka Toy Soldier, Inc.), a Delaware corporation and one of the Debtors.

        1.38    FAO Schwarz Common Stock means the common stock of FAO Schwarz.

        1.39    Fee Claim means an Administrative Claim under section 330(a), 331, 503, or 1103 of the Bankruptcy Code for compensation of a Professional or other entity for services rendered or expenses incurred in the Reorganization Cases on or prior to the Effective Date (including expenses of the members of the Creditors' Committee incurred as members of the Creditors' Committee in discharge of their duties as such).

        1.40    Fee Order means the Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals.

        1.41    File, Filed, or Filing means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Reorganization Cases.

        1.42    Final Order means a judgment, order, ruling or other decree issued and entered by the Bankruptcy Court or by any state or other federal court or other tribunal which judgment, order, ruling or other decree has not been reversed, stayed, modified or amended and as to which (a) the time to appeal or petition for review, rehearing or certiorari has expired and as to which no appeal or petition for review, rehearing or certiorari is pending or (b) any appeal or petition for review, rehearing or certiorari has been finally decided and no further appeal or petition for review, rehearing or certiorari can be taken or granted.

        1.43    Fortune Twenty-Fifth means Fortune Twenty-Fifth, Inc., a holder of the Equipment Notes.

        1.44    Interest means (i) the rights of the holders of FAO Common Stock, FAO Schwarz Common Stock, ZB Company Common Stock, and Right Start Common Stock, including the rights of any entity to purchase or demand the issuance of any of the foregoing, including: (a) conversion, exchange, voting, participation, and dividend rights; (b) liquidation preferences; (c) stock options, warrants and put rights; and (d) share-appreciation rights; or (ii) the rights of members of Targoff, as the case may be.

        1.45    Kayne Anderson means Kayne Anderson Capital Advisors, L.P. as Agent under the Equipment Notes.

        1.46    KBB means KBB Retail Assets Corp. and Quality Fulfillment Services, as holders of the Subordinated Notes.

        1.47    KBB Guaranty means the guaranty of the Subordinated Notes by FAO.

        1.48    New By-Laws means the by-laws or other organizational documents of the Reorganized Debtors, effective as of the Effective Date.

        1.49    New Certificates of Incorporation means the certificate of incorporation or other organizational documents of the Reorganized Debtors effective as of the Effective Date.

        1.50    New Kayne Anderson Equipment Notes means the secured notes to be issued by Reorganized FAO to Kayne Anderson and Fortune Twenty-Fifth in the aggregate principal amount of $4 million on account of the Kayne Anderson Secured Claim, which note shall otherwise be on the same terms and conditions and be secured by the same assets as the Equipment Note.

        1.51    New KBB Guaranty means the guaranty of the New KBB Subordinated Notes by Reorganized FAO.

        1.52    New KBB Subordinated Note means the subordinated note in the amount of $9.9 million to be issued by the Reorganized FAO Schwarz to KBB on the Effective Date on account of the Class 5 KBB Subordinated Note Claim.

        1.53    Non-Real Property Executory Contracts and Unexpired Leases means, collectively or singularly, the executory contracts and/or unexpired leases of a Debtor that are not Real Property Executory Contracts or Unexpired Leases.

        1.54    Ordinary Course Professionals Order means the Order Authorizing the Retention, Employment and Payment of Certain Professionals in the Ordinary Course of Debtors' Businesses, entered by the Bankruptcy Court on or about February 14, 2003.

        1.55    Petition Date means January 13, 2003.

        1.56    Plan means this chapter 11 plan of reorganization, all supplements, appendices and schedules thereto, either in its present form or as the same may be altered, amended or modified from time to time.

        1.57    PNC means PNC Leasing, LLC.

        1.58    PNC Loan Agreement means that certain Loan and Security Agreement dated as of September 5, 2001 between ZB Company and PNC.

        1.59    Post-Confirmation Committee means the successor committee to the Creditors Committee consisting of up to three holders of Allowed Class 8 Claims to be chosen by the Creditors' Committee pursuant to Section 12.03 of the Plan.

        1.60    Prepetition Financing Facility means that certain Amended and Restated Loan and Security Agreement dated as of April 30, 2002, between and among FAO, FAO Schwarz, and ZB Company as borrowers and the Banks, as amended, modified and supplemented prior to the Petition Date.

        1.61    Priority Claim means a Claim, other than an Administrative Claim, or Priority Tax Claim that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code.

        1.62    Priority Tax Claim means a claim that is entitled to priority pursuant to sections 502(i) and 507(a)(8) of the Bankruptcy Code

        1.63    Pro Rata means, proportionately, so that with respect to any distribution in respect of any Allowed Claim, the ratio of (a) (i) the amount of property distributed on account of such Allowed Claim to (ii) the amount of such Allowed Claim, is the same as the ratio of (b) (i) the amount of property distributed on account of all Allowed Claims of the Class or Classes sharing in such distribution to (ii) the amount of all Allowed Claims in such Class or Classes.

        1.64    Professional means (a) any professional employed in the Reorganization Cases pursuant to section 327, 328 or 1103 of the Bankruptcy Code, and (b) any professional or other entity seeking compensation or reimbursement of expenses in connection with the Reorganization Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

        1.65    Proponents means, collectively, the Debtors.

        1.66    Real Property Unexpired Leases means, collectively or singularly, the executory contracts and/or unexpired leases relating to the Debtors' interests in non-residential real property, and any executory contract and other interests appurtenant thereto.

        1.67    Reorganization Case means: (a) when used with reference to a particular Debtor, the chapter 11 case pending for that Debtor in the Bankruptcy Court and (b) when used with reference to all Debtors, the chapter 11 cases pending for the Debtors in the Bankruptcy Court.

        1.68    Reorganized Debtors means the Debtors or any successors thereto by merger, consolidation or otherwise, on and after the Effective Date.

        1.69    Right Start means The Right Start, Inc., a Delaware corporation and one of the Debtors.

        1.70    Right Start Common Stock means the common stock of Right Start.

        1.71    Schedules means the schedules of assets and liabilities, the list of holders of Interests, and the statements of financial affairs Filed by the Debtors under section 521 of the Bankruptcy Code, and all amendments and modifications thereto through the Confirmation Date.

        1.72    Secured Claim means a Claim that is secured by a lien on property in which a Debtor's estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the applicable estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of the setoff, pursuant to section 553 of the Bankruptcy Code.

        1.73    Solicitation Order means the order entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject this Plan.

        1.74    Stock means FAO Common Stock, FAO Schwarz Common Stock, ZB Company Common Stock, and Right Start Common Stock.

        1.75    Subordinated Notes means the subordinated notes from FAO Schwarz to KBB with outstanding balances of approximately $16.5 million and $1.0 million as of the Petition Date.

        1.76    Targoff means Targoff-RS, LLC, a New York limited liability company, one of the Debtors.

        1.77    Voting Deadline means the last day for submitting Ballots to accept or reject this Plan in accordance with section 1126 of the Bankruptcy Code, as specified in the Solicitation Order.

        1.78    ZB Company means ZB Company, Inc., a Delaware corporation and one of the Debtors.

        1.79    ZB Company Common Stock means the common stock of ZB Company.

        Rules of Interpretation and Computation of Time. For purposes of this Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) any reference in this Plan to an existing document or schedule Filed or to be Filed means such document or schedule, as it may have been or may be amended, modified, or supplemented pursuant to this Plan; (d) any reference to an entity as a holder of a Claim or Interest includes that entity's successors and assigns; (e) all references in this Plan to Sections, Articles, and Schedules are references to Sections, Articles, and Schedules of or to this Plan; (f) the words "herein," "hereunder," and "hereto" refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (h) subject to the provisions of any contract, certificates of incorporation, by-laws, instrument, release, or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules; (i) in the event of any conflict between the terms of the Plan and the term of any other contract, agreement, or document, the terms of the Plan shall govern; (j) the rules of construction set forth in section 102 of the Bankruptcy Code will apply; and (k) in computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) will apply.

ARTICLE II
TREATMENT OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS

        2.01    Administrative Claims in General. Unless otherwise agreed by the holder of an Allowed Administrative Claim and the Proponents and except as set forth in this Article II, each holder of an Allowed Administrative Claim will receive, in full satisfaction of its Claim, Cash in an amount equal to the Allowed amount of such Administrative Claim on the later of the Effective Date and the date such Administrative Claim becomes an Allowed Administrative Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Claims representing liabilities incurred in the ordinary course of business, including liabilities arising pursuant to state law, by the Debtors shall be paid by the Reorganized Debtors in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements relating to such transactions, and the holders of such Claims shall not be required to File or serve any request for payment of such Claims. Except as otherwise stated in this Section 2.01, all holders of Administrative Claims shall be required to File and serve requests for payment of their Administrative Claims. Taxing authorities who have timely filed a proof of claim that states on its face that such claim is a request for payment of an administrative expense shall not be required to file any separate request for payment of an administrative expense pursuant to this Section 2.01. The Debtors' right to object to such proofs of claim on any grounds is reserved.

        2.02    Administrative Bar Date for Filing Fee Claims. Professionals or other entities asserting Fee Claims must File and serve on the Proponents and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order, or other order of the Bankruptcy Court, an application for final allowance of such Fee Claim no later than 60 days after the Effective Date; provided, however, that any Professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order or the Fee Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date, without Bankruptcy Court review or approval as provided in the Ordinary Course Professionals Order and the Fee Order. Holders of Fee Claims that are required to File and serve applications for final allowance of their Fee Claims and that do not File and serve such applications within the time period set forth in this Section 2.03 shall be forever barred from asserting such Claims against the Debtors, the Reorganized Debtors, or their respective property and such Fee Claims shall be deemed discharged as of the Effective Date. Objections to any Fee Claim must be Filed and served on the Proponents and the requesting party by 120 days after the Effective Date. To the extent necessary, entry of the Confirmation Order shall amend and supersede any previously entered order of the Bankruptcy Court, including the Fee Order, regarding the payment of Allowed Fee Claims for services and costs incurred subsequent to the Effective Date. From and after the Effective Date, no professional shall be entitled to compensation for post-Effective Date services rendered unless specifically agreed by the Reorganized Debtors. Post-Effective Date fees and costs may be paid by the Reorganized Debtors without further Order of the Court.

        2.03    Priority Tax Claims. Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the holder of an Allowed Priority Tax Claim and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Priority Tax Claim shall receive from the Reorganized Debtors, in full satisfaction of its Claim, equal annual Cash payments, commencing one year after the Effective Date, in an aggregate amount equal to the Allowed Priority Tax Claims, together with simple interest at a fixed annual rate equal to 7 3/4%, over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claims, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claims with deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claims; provided, however, that the Reorganized Debtors will have the right to pay any Allowed Priority Tax Claim, or any remaining balance of such Claim, in full, at any time on or after the Effective Date, without premium or penalty.

ARTICLE III
CLASSIFICATION OF CLAIMS AND INTERESTS AND IDENTIFICATION OF
IMPAIRED CLASSES

        A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Classes.

        In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims (including Fee Claims), and Priority Tax Claims have not been classified. Except as set forth above, all Claims and

Interests are classified for all purposes, including voting, confirmation and distribution pursuant to this Plan, as follows:

        3.01    Class 1—Priority Claims. Class 1 consists of all Allowed Priority Claims against the Debtors or any of them other than Priority Tax Claims.

        3.02    Class 2—Secured Claims. Class 2 consists of all Allowed Secured Claims against the Debtors or any of them, other than Class 3 Secured Bank Claims, Class 4 Kayne Anderson Secured Claims, Class 5 KBB Subordinated Note Claims, and Class 6 PNC Secured Claim. Each Secured Claim in Class 2 shall be deemed to be separately classified in a subclass of Class 2 Secured Claims.

        3.03    Class 3—Secured Bank Claims. Class 3 consists of the Allowed Secured Claims of the Banks against the Debtors under the Prepetition Financing Facility.

        3.04    Class 4—Kayne Anderson Secured Claims. Class 4 consists of the Allowed Secured Claims of Kayne Anderson as Agent against FAO, FAO Schwarz, and ZB Company pursuant to the Equipment Note.

        3.05    Class 5—KBB Subordinated Note Claim. Class 5 consists of the Allowed Claims of KBB under the Subordinated Notes.

        3.06    Class 6—PNC Secured Claim. Class 6 consists of the Allowed Secured Claim of PNC against ZB Company pursuant to the PNC Loan Agreement.

        3.07    Class 7—Administrative Convenience Class of Unsecured Claims. Class 7 consists of all Allowed Unsecured Claims against the Debtors or any of them other than Administrative Claims, Priority Tax Claims and Priority Claims, that are equal to, less than or reduced to $100.

        3.08    Class 8—General Unsecured Claims. Class 8 consists of all Allowed Unsecured Claims against the Debtors or any of them other than Administrative Claims, Priority Tax Claims, Priority Claims, and Administrative Convenience Unsecured Claims in Class 7. Class 8 Claims generally consist of the Claims of trade creditors and customers for products and services provided to and by the Debtors prior to the filing of the Reorganization Cases, Claims of employees in excess of their Priority Claims and other contract Claims and damage Claims, including Claims, if any, for damages arising from the rejection of executory contracts and unexpired leases subsequent to the filing of the Reorganization Cases.

        3.09    Class 9—Intercompany Claims. Class 9 consists of all Allowed Claims of any of the other Debtors against each other.

        3.10    Class 10—FAO Stock Interests. Class 10 consists of the Allowed Interests of holders of FAO Stock.

        3.11    Class 11—FAO Schwarz Stock Interests. Class 11 consists of the Allowed Interests of holders of FAO Schwarz Stock.

        3.12    Class 12—ZB Company Stock Interests. Class 12 consists of the Allowed Interests of holders of ZB Company Stock.

        3.13    Class 13—Right Start Stock Interests. Class 13 consists of Allowed Interests of holders of Right Start Stock.

        3.14    Class 14—Targoff Interests. Class 14 consists of the Allowed Claims of holders of Targoff Interests.

CLASS	STATUS
Class 1—Priority Claims	Unimpaired; Deemed to accept.
Class 2—Secured Claims	Unimpaired; Deemed to accept.
Class 3—Secured Bank Claims	Unimpaired; Deemed to accept
Class 4—Kayne Anderson Secured Claim	Impaired; Entitled to vote
Class 5—KBB Subordinated Note Claim	Impaired; Entitled to vote
Class 6—PNC Secured Claim	Unimpaired; Deemed to accept.
Class 7—Administrative Convenience Class	Unimpaired; Deemed to accept.
Class 8—General Unsecured Claims	Impaired; Entitled to vote.
Class 9—Intercompany Claims	Unimpaired; Deemed to accept.
Class 10—FAO Stock Interests	Impaired; Entitled to vote.
Class 11—FAO Schwarz Stock Interests	Unimpaired; Deemed to accept.
Class 12—ZB Company Stock Interests	Unimpaired; Deemed to accept.
Class 13—Right Start Stock Interests	Unimpaired; Deemed to accept.
Class 14—Targoff Interests	Unimpaired; Deemed to accept.

ARTICLE IV
TREATMENT OF CLAIMS AND INTERESTS

        4.01    Class 1—Priority Claims.

        Class 1 is unimpaired by the Plan. Each holder of an Allowed Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

        Unless otherwise agreed, to the extent that such Claim has not been paid in full in accordance with a prior order of the Bankruptcy Court, each holder of an Allowed Priority Claim shall receive Cash in an amount equal to such Allowed Priority Claim on the later of the Effective Date and the date such Claim becomes an Allowed Priority Claim.

        4.02    Class 2—Secured Claims.

        Class 2 is not impaired by the Plan. Each holder of an Allowed Secured Claim is not entitled to vote to accept or reject the Plan and is deemed to accept the Plan.

        At the Debtors' sole option, on the Effective Date (a) the Plan may leave unaltered the legal, equitable and contractual rights of the holder of an Allowed Secured Claim; or (b) notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed Secured Claim to demand or receive accelerated payment from the Debtors after the occurrence of a default, the Debtors may cure any such default, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, reinstate the maturity of such Claim as such maturity existed before such default, compensate the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law, and otherwise leave unaltered the legal, equitable or contractual rights to which such Claim entitles the holder, all pursuant to section 1124 of the Bankruptcy Code; or (c) the Debtors may pay Cash in an amount equal to such Allowed Secured Claim, including any interest on such Allowed Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, thereby satisfying such Allowed Secured Claim; or (d) the Debtors may deliver to the holder of an Allowed Secured Claim the property securing such Claim, in which event, the value of such holder's interest in such property shall be determined (i) by agreement of the Debtors and the holder of such Allowed Secured Claim or (ii) if they do not agree, by the Bankruptcy Court; or the Debtors may pay an Allowed Secured Claim in such manner as may be agreed to by the holder of such Claim, thereby satisfying such Allowed Secured Claim. The Debtors will be deemed to have elected option (a) with respect to Allowed Secured Claims, unless the Debtors elect any other option in a Filed certification prior to the conclusion of the Confirmation Hearing.

        Each Secured Claim shall be deemed to be separately classified in a subclass of Secured Claims and shall have all rights associated with separate classification under the Bankruptcy Code.

        4.03    Class 3—Secured Bank Claims

        Class 3 is not impaired under the Plan. Each holder of an Allowed Secured Bank Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

        Each holder of an Allowed Secured Bank Claim shall be paid in Cash in full on the Effective Date the Allowed amount of such Claim.

        4.04    Class 4—Kayne Anderson Secured Claim.

        Class 4 is impaired under the Plan. Each holder of an Allowed Kayne Anderson Secured Claim is entitled to vote to accept or reject the Plan.

        On the Effective Date, the holders of the Kayne Anderson Secured Claims shall receive the New Kayne Anderson Equipment Notes in the aggregate principal amount of $4.0 million. Interest on the New Kayne Anderson Equipment Notes shall accrue at the same contract rate of interest as under the Equipment Notes, and such interest shall not be paid until the maturity date of the New Kayne Anderson Equipment Notes. The New Kayne Anderson Equipment Notes shall be due and payable in full on the later of (a) January 11, 2004 and (b) the first business day following payment of all undisputed amounts due by the terms of the Plan to holders of Class 8 Allowed Claims through and including December 31, 2003. Payments on the New Kayne Anderson Equipment Notes may only be paid if the Reorganized Debtors are current with respect to payments due to holders of Allowed Class 8 Claims, and further provided that the Reorganized Debtors are generally paying their post-Effective Date obligations as such obligations become due, other than claims or obligations that are subject to a bona fide dispute. Notwithstanding the foregoing, the New Kayne Anderson Equipment Notes may at any time, and from time to time at the holders' option, be converted, in whole or in part, into FAO Series I convertible preferred stock at the same Exit Equity Price per share paid by purchasers of such Series I convertible preferred stock on the Effective Date, adjusted for subsequent stock splits, reverse splits and similar adjusting events.

        The balance of the Allowed Kayne Anderson Secured Claim, to wit: $4.0 million principal amount together with all accrued interest on the entire Allowed Kayne Anderson Secured Claim, shall be converted into a pro rata share of the Exit Equity at the Exit Equity Price. The holders of the Allowed Kayne Anderson Secured Claim will (i) also receive warrants to purchase an additional 1,000,000 shares of FAO's Common Stock at the Exit Equity Price, and (ii) have their existing warrants to purchase up to 650,000 shares of common stock (on a pre-split basis) repriced so that the purchase price equals the Exit Equity Price.

        4.05    Class 5—KBB Subordinated Note Claim.

        Class 5 is impaired by the Plan. The holder of an Allowed KBB Subordinated Note Claim is entitled to vote to accept or reject the Plan.

        On account of the KBB Subordinated Note Claim, KBB shall receive the following: (i) the New KBB Subordinated Note in the amount of $9.9 million; (ii) $500,000 in cash payable on January 11, 2004; and (iii) $500,000 of the KBB Subordinated Note Claim shall be converted into a pro rata share of the Exit Equity at the Exit Equity Price.

        The New KBB Subordinated Note shall be payable in three equal installments on December 31, 2006, December 31, 2007, and December 31, 2008, and shall bear interest at a rate of 6% per annum which will accrue through and including January 11, 2005 at which time the first interest payment will be made in cash. Interest shall be payable in cash quarterly thereafter. The New KBB Subordinated Note shall be secured by the assets of FAO Schwarz, and shall be subordinated to any liens granted pursuant to, or permitted to be senior liens by, the Exit Financing Facility or any subsequent replacement financing facility, and any senior liens permitted under the terms of the Exit Financing Facility. The holder of the KBB Subordinated Note Claim shall also receive the New KBB Guaranty. The New KBB Guaranty shall guaranty the New KBB Subordinated Notes and be secured by the same assets and lien priority that secured the KBB Guaranty and shall be subordinated to the Exit Financing Facility, senior liens permitted thereunder, replacement financing of the foregoing, and other subordinations provided in the KBB agreements. Payments on the New KBB Subordinated Note may only be paid if the Reorganized Debtors are current with respect to payments due to holders of Allowed Class 4 and Class 8 Claims, and further provided that the Reorganized Debtors are generally paying their post-Effective Date obligations as such obligations become due, other than claims or obligations that are subject to a bona fide dispute.

        4.06    Class 6—PNC Secured Claim.

        Class 6 is not impaired under the Plan. Each holder of an Allowed PNC Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan

        On the Effective Date, notwithstanding any contractual provision or applicable law that entitles the holder of the PNC Secured Claim to demand or receive accelerated payment of the PNC Secured Claim after default, the PNC Secured Claim shall be reinstated and rendered unimpaired in accordance with section 1124 of the Bankruptcy Code and shall receive payments in accordance with the terms of the PNC Loan Agreement.

        4.07    Class 7—Administrative Convenience Class of Unsecured Claims.

        Class 7 is not impaired under the Plan. Each holder of an Allowed Administrative Convenience Class Claim conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan

        On the Effective Date, all Allowed Claims in Class 7 shall be paid in Cash in full up to $100 (the "Convenience Claim Threshold"). A holder of an Allowed General Unsecured Claim in an amount in excess of the Convenience Claim Threshold may elect to reduce such Claim to the Convenience Claim Threshold and be treated as a Class 7 Administrative Convenience Class Claim by marking the appropriate box on the Ballot.

        4.08    Class 8—General Unsecured Claims.

        Class 8 is impaired under the Plan. Each holder of an Allowed General Unsecured Claim is entitled to vote to accept or reject the Plan.

        Holders of Allowed Class 8 Claims may elect either Option A, Option B, or Option C, as follows:

        Option A. Holders of Allowed Class 8 Claims who elect treatment under Option A shall receive Cash payments representing 38% of the Allowed amount of such Claim, payable as follows: 5% on the Effective Date or as soon thereafter as is practicable, 11% on December 22, 2003, 15% on December 22, 2004, and 7% on December 22, 2005.

        Option B. Holders of Allowed Class 8 Claims who elect treatment under Option B shall receive Cash payments representing 21% of the Allowed amount of such Claim, payable as follows: 7% on the Effective Date or as soon thereafter as is practicable, and 14% on December 22, 2003.

        Option C. Holders of Allowed Class 8 Claims who elect treatment under Option C shall receive consideration in Cash and shares of Exit Equity representing a total of 35% of the Allowed amount of such Claim. Cash payments representing 28% of the Allowed amount of such Claim shall be payable as follows: 5% on the Effective Date or as soon thereafter as is practicable, 8% on December 22, 2003, 9% on December 22, 2004, and 6% on December 22, 2005. Holders of Allowed Class 8 Claims electing Option C shall also receive shares of the Exit Equity representing 7% of the Allowed Amount of such Claim, to be calculated on a pro-rata basis at the Exit Equity Price.

        Holders of Allowed Class 8 Claims shall make the Option A or Option B election by marking the appropriate box on the Ballot. Any holder who fails to make an election shall be deemed to have elected treatment under the same Option elected by creditors holding the largest dollar amount of Claims.

        4.09    Class 9—Intercompany Claims.

        Class 9 is not impaired by the Plan. Each holder of an Allowed Intercompany Claim is not entitled to vote to accept or reject the Plan and is deemed to accept the Plan.

        On the Effective Date, the Intercompany Claims shall be unaltered as to their legal, equitable and contractual rights and shall remain on the books and records of each respective Reorganized Debtor as if the Reorganization Cases had not occurred, or, at the option of the Proponents, may be discharged and satisfied by contributions, distributions or otherwise as determined by the Proponents.

        4.10    Class 10—FAO Stock Interests.

        Class 10 FAO Stock Interests are impaired by the Plan. Holders of Allowed FAO Stock Interests are entitled to vote to accept or reject the Plan.

        On the Effective Date, the holders of FAO Interests shall retain such FAO Interests. However, the bylaws, certificates of incorporation and other organizational documents of the Reorganized Debtors shall be amended and restated as of the Effective Date to the extent necessary to comply with the Bankruptcy Code prohibitions against issuance of non-voting securities, to allow sufficient common stock of FAO to permit issuance of the Exit Equity, to reprice certain warrants, and to effectuate a reverse stock split, and such other provisions as are necessary to effectuate the Plan.

        Except for specific warrants that are expressly dealt with elsewhere in this Plan, all other existing warrants and options relating to Class 10 Interests shall be cancelled as of the Effective Date. FAO's 2001 Employee Stock Incentive Plan and 1995 Non-Employee Directors Plan are amended by this Plan to increase the number of shares with respect to which options may be granted under such plans to a total of 10% and 1%, respectively of FAO's fully diluted equity. Options cancelled under this Plan shall be available for regrant under such plans as of the Effective Date. Such amendments to such plans shall be effective without further act or action under applicable law, regulation or order. In addition, sufficient shares of FAO's common stock shall be reserved out of FAO's authorized but unissued common stock to allow issuance of all such options under such plans.

        4.11    Class 11—FAO Schwarz Stock Interests.

        Class 11—FAO Schwarz Stock Interests are not impaired by the Plan. Each holder of an Allowed FAO Schwarz Stock Interest is not entitled to vote to accept or reject the Plan and is deemed to accept the Plan.

        On the Effective Date, Reorganized FAO shall retain all FAO Schwarz Interests under the Plan.

        4.12    Class 12—ZB Company Stock Interests.

        Class 12—ZB Company Stock Interests are not impaired by the Plan. Each holder of Allowed ZB Company Stock Interest is not entitled to vote to accept or reject the Plan and is deemed to accept the Plan.

        On the Effective Date, Reorganized FAO shall retain all ZB Company Interests under the Plan.

        4.13    Class 13—Right Start Stock Interests.

        Class 13—Right Start Stock Interests are not impaired by the Plan. Each holder of an Allowed Right Start Stock Interest is not entitled to vote to accept or reject the Plan and is deemed to accept the Plan.

        On the Effective Date, Reorganized FAO shall retain all Right Start Interests under the Plan.

        4.14    Class 14—Targoff Interests.

        Class 14—Targoff Interests are not impaired by the Plan. Each holder of an Allowed Targoff Interests is not entitled to vote to accept or reject the Plan and is deemed to accept the Plan.

        On the Effective Date, Reorganized FAO shall retain all Targoff Interests under the Plan.

ARTICLE V
MEANS FOR IMPLEMENTATION OF THE PLAN

        5.01    Substantive Consolidation for Purposes Related to the Plan.    Entry of the Confirmation Order shall constitute the approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Reorganization Cases for all purposes related to the Plan, including without limitation, for purposes of voting, confirmation, and distribution. Pursuant to such order (i) all assets and liabilities of each of the Debtors shall be deemed merged or treated as though they were merged into and with the assets and liabilities of FAO, (ii) no distributions shall be made under the Plan on account of intercompany claims among the Debtors, and (iii) each and every Claim Filed or to be Filed in the Reorganization Case of any Debtor shall be deemed Filed against the consolidated Debtors, and shall be deemed one Claim against and obligation of the consolidated Debtors. Such substantive consolidation shall not (other than for purposes related to the Plan) (i) affect the legal and corporate structures of the Reorganized Debtors or Stock Interests of the Debtors, (ii) make the Reorganized Debtors liable for post-Effective Date obligations except for payment by the particular Reorganized Debtor of the obligations incurred by such Reorganized Debtor subsequent to the Effective Date, or (iii) affect the obligations of each Debtor or Reorganized Debtor to pay quarterly fees pursuant to 28 U.S.C. § 1930(a)(6) until such individual case is closed, converted or dismissed.

        5.02    Continued Corporate Existence and Revesting of Assets in the Reorganized Debtors.    Except as otherwise provided herein, each Debtor will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity or limited liability company, as the case may be, with all the powers of a corporation or limited liability company, as the case may be, under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution, or otherwise) under applicable state law. Except as otherwise provided in the Plan, the property of the Debtors' estates shall (i) revest in the Reorganized Debtors on the Effective Date, and (ii) be free and clear of all liens, security interests, Claims and Interests of holders of Claims and Interests and all such liens, security interests, Claims and Interests shall be extinguished. From and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire, and dispose of property, and compromise or settle any Claims and Interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order.

        5.03    Exit Financing Facility and Exit Equity Facility.    On the Effective Date, the Reorganized Debtors shall execute and deliver those documents and take such acts necessary or appropriate to implement the Exit Financing Facility and the Exit Equity Facility.

        5.04    Effectuating Documents and Further Transactions.    Each of the Debtors or Reorganized Debtors is authorized to execute, deliver, file or record such contracts, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

        5.05    Corporate Action.    Prior to, on or after the Effective Date (as appropriate), all matters provided for under the Plan that would otherwise require approval of the stockholders or directors of one or more of the Debtors or Reorganized Debtors or their successors in interest under the Plan, including, without limitation: (a) the effectiveness of the New Certificate of Incorporation and the New By-Laws for the Reorganized Debtors, which shall include authorization of up to 850 million shares of common stock and 5 million shares of preferred stock to permit issuance of the Exit Equity, permit conversion of certain Allowed Claims to equity as provided in the Plan, effect a reverse stock split and support future issuances of securities as might be needed by the Reorganized Debtors; (b) the election or appointment, as the case may be, of directors and officers of the Reorganized Debtors; (c) the Exit Financing Facility and any documents and liens related thereto; (d) the distribution of Cash pursuant to the Plan; (e) the issuance and distribution of any other documents called for pursuant to the Plan; (f) the amendment of FAO's 2001 Employee Stock Incentive Plan and 1995 Non-Employee Directors Option Plan, (g) the adoption, execution, delivery, and implementation of all contracts, leases, instruments, releases, and other agreements or documents related to any of the foregoing; and (h) the adoption, execution, and implementation of other matters provided for under the Plan involving the corporate structure of any Debtor or Reorganized Debtor or corporate or other action to be taken by or required of any Debtor or Reorganized Debtor, shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the applicable general corporation law of the states in which the Debtors or Reorganized Debtors are incorporated without any requirement of further action by the stockholders or directors of the Debtors or Reorganized Debtors. On the Effective Date or as soon thereafter as is practicable, the Reorganized Debtors shall, if required, file their amended certificates of incorporation with the Secretary of State of the state in which each Reorganized Debtor is incorporated, in accordance with the applicable general corporation law of such states, and the limited liability charter documents, if any.

        5.06    Authorization for Issuance of New Securities.    Confirmation of the Plan shall constitute authorization for Reorganized FAO, without further act or action under applicable law, regulation, order or rule: to: (a) implement, execute and deliver the Exit Equity, including to holders of Class 8 Claims who elect Option C; (b) execute and deliver the New KBB Subordinated Note; and (c) execute and deliver the New Kayne Anderson Equipment Note, and amend the financing and other agreements and documents related thereto.

ARTICLE VI
PROVISIONS REGARDING VOTING AND DISTRIBUTIONS
UNDER THE PLAN AND TREATMENT OF CLAIMS AND INTERESTS

        6.01    Voting of Claims and Interests.    Each holder of an Allowed Claim or Allowed Interest in an impaired Class of Claims or Interests shall be entitled to vote separately to accept or reject the Plan as provided in the Solicitation Order.

        6.02    Non-Consensual Confirmation.    If any impaired Class or subclass of Claims or Interests entitled to vote shall not accept the Plan by the requisite majorities provided in sections 1126(c) or 1126(d) of the Bankruptcy Code, as applicable, or if a Class is deemed to have rejected the Plan, the Debtors reserve the right to amend the Plan in accordance with Section 12.05 hereof or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code or both.

        6.03    Method of Distributions Under the Plan.

          (a)  Generally.    Subject to Bankruptcy Rule 9019 and except as set forth in Section 6.03(g) hereof, all distributions under the Plan shall be made by the Disbursing Agent to the holder, as of the Confirmation Date, of each Allowed Claim at the address of such holder as listed on the Schedules, and to the holder, as of the Confirmation Date, of each Allowed Interest at the address of such holder as listed in the transfer ledger of FAO as of the Confirmation Date, unless the Debtors or the Reorganized Debtors have been notified in writing of a change of address, including, without limitation, by filing a proof of claim or interest by such holder that provides an address for such holder different from the address reflected on the Schedules (for holders of Allowed Claims) or on the transfer ledger as of the Confirmation Date (for holders of Allowed Interests). Nothing contained in the Plan will require any Debtor, Reorganized Debtor, or Disbursing Agent to attempt to locate any holder of an Allowed Claim or Allowed Interest.

          (b)    Distributions of Cash.    Except as otherwise specified herein, payments made pursuant to the Plan will be in Cash by checks drawn on a domestic bank, or by wire transfer from a domestic bank, in each case, at the option of the Disbursing Agent; provided, however, that Cash payments to foreign holders of Allowed Claims or Allowed Interests may be made, at the option of the Disbursing Agent, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

          (c)    Timing of Distributions.    Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day. Any distribution to be made on the Effective Date pursuant to this Plan shall be deemed as having been made on the Effective Date if such distribution is made on the Effective Date or as soon thereafter as is practicable.

          (d)    Unclaimed or Undeliverable Distributions.    Any distributions under the Plan that are unclaimed or undeliverable for a period of one year after distribution thereof shall be revested in the Reorganized Debtors, free of any restrictions thereon, and any entitlement of any holder of any Claim or Interest to such distributions shall be extinguished and forever barred.

          (e)    Distributions to Holders as of the Confirmation Date.    The Disbursing Agent will have the option but not the obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim that occurs after the close of business on the Confirmation Date, and will be entitled for all purposes herein to recognize and distribute only to those holders of Allowed Claims who are holders of such Claims, or participants therein, as of the close of business on the Confirmation Date. The Disbursing Agent and the Reorganized Debtors shall recognize and deal for all purposes under the Plan (except as to voting to accept or reject the Plan pursuant to Section 6.01 hereof) with only those record holders stated on the official claims register (for Claims) and official transfer ledgers (for Interests) as of the close of business on the Confirmation

  Date unless the Disbursing Agent and the Reorganized Debtors select a date for a particular claimant or interest holder that is after the Confirmation Date.

          (f)    Allocation of Plan Distributions Between Principal and Interest.    To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

          (g)    Distributions on Account of Bank Claims.    All distributions on account of Allowed Secured Bank Claims shall be paid by wire transfer by the Disbursing Agent to the Agent. The Agent shall make distributions on account of such Claims in accordance with the applicable credit agreements. To the extent the amount of a Secured Bank Claim is disputed by the Debtors, Reorganized Debtors, or other party in interest, the Disbursing Agent shall deposit with the Agent the disputed portion of such Secured Bank Claim, which funds shall be held by the Agent in a reserve pending an Order of the Bankruptcy Court resolving such objection and ordering distribution of such reserved funds, or approving a settlement of such dispute.

          (h)    Distribution Account.    On or prior to a scheduled distribution date, all amounts to be distributed to creditors under the Plan on such distribution date, including a reasonable reserve for disputed claims, shall be deposited into a segregated, interest bearing distribution account to be held for the benefit of creditors pending distribution in accordance with the terms of the Plan. Such account shall be a Bankruptcy Rule 3020 distribution account and shall not constitute property of the Debtor.

          (i)    Distribution of Exit Equity to Disputed Class 8 Creditors.    If a creditor in Class 8 who has elected Option C holds a Disputed Claim, such creditor shall be entitled to a distribution of its pro rata share of Exit Equity based on the undisputed portion of such claim, if any. After the Disputed Claim becomes an Allowed Claim, such creditor will receive a pro rata distribution of Cash based on the amount by which the Allowed Claim exceeds the previously undisputed portion of the Disputed Claim, if any.

        6.04    Objections to and Resolution of Claims and Interests.

          (a)  Effective as of the Confirmation Date, except as to Fee Claims that shall be governed by Article II hereof, the Reorganized Debtors shall have the exclusive right to make and File objections to all Claims and Interests.

          (b)  Objections to Claims and Interest shall be filed with the Bankruptcy Court and served upon the applicable holders of the Claims or Interests to which objections are made not later than one hundred eighty (180) days after the Confirmation Date or such later date as the Bankruptcy Court may order.

          (c)  Payments and distributions to each holder of a Disputed Claim that ultimately becomes an Allowed Claim shall be made in accordance with the provision of the Plan with respect to the Class of Claims to which the respective holder of an Allowed Claim belongs.

        6.05    Cancellation of Instruments and Agreements Evidencing Claims.    Except as otherwise provided in the Plan and in any contract, instrument, or other agreement or document created in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to this Article VI, promissory notes, and other instruments evidencing any Claims, other than (a) the PNC Secured Claim, (b) any Allowed Secured Claim that is reinstated and rendered unimpaired pursuant to the Plan, (c) the Stock Interests, and (d) any executory contract that has been assumed or will be assumed pursuant to the Plan, shall be deemed canceled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors under the notes and other agreements and instruments governing such Claims shall be discharged. The holders of or parties to such canceled notes and other agreements and instruments shall have no rights arising from or relating to such notes, and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to the Plan. Notwithstanding the foregoing, all guarantees, warranties, indemnities and confidentiality rights in favor of the Debtors shall be assumed pursuant to the Plan and shall inure to the benefit of the Reorganized Debtors. Moreover, nothing in the Plan or the Confirmation Order shall affect the validity and effectiveness of the surety bond established by the Debtors for the benefit of the Bureau of Customs and Border Protection f/k/a U.S. Customs Service.

        6.06    Setoffs.    The Reorganized Debtors may set off against any Allowed Claim or Allowed Interest and the distributions to be made pursuant to the Plan on account of such Claim or Interest (before any distribution is made on account of such Claim) the claims, rights, and Causes of Action of any nature that the applicable Debtor or Reorganized Debtor may hold against the holder of such Allowed Claim or Allowed Interest. To the extent necessary, the applicable Debtor or Reorganized Debtor may seek to effect such and other relief by appropriate proceedings filed in the Bankruptcy Court. Nothing herein or under applicable non-bankruptcy law shall limit the right of any Debtor or Reorganized Debtor to pursue claims and causes of action against a holder of a Claim or Interest except as expressly provided otherwise by the terms of this Plan.

        6.07    Release of Liens.    Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created or assumed in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article VI, all mortgages, deeds of trust, liens, pledges, guaranties or other security interests against the property of any Debtor's estate shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, liens, pledges, or other security interests shall revert to the applicable Reorganized Debtor and its successors and assigns. To the extent necessary, the applicable Debtor or Reorganized Debtor may seek to effect such relief pursuant to an adversary proceeding filed in the Bankruptcy Court.

ARTICLE VII
EXECUTORY CONTRACTS AND UNEXPIRED LEASES

        7.01    Assumption or Rejection of Executory Contracts and Unexpired Leases.

          (a)  Assumption of Real Property Unexpired Leases.    Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document entered into in connection with the Plan, pursuant to sections 365 and 1123(b) of the Bankruptcy Code, all Real Property Unexpired Leases that exist between the Debtors and any person shall be deemed rejected by the Reorganized Debtors as of the Effective Date, except (1) for any Real Property Unexpired Lease (a) that has been assumed pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date, (b) that has been expressly rejected pursuant to an order of the Bankruptcy Court entered before the Confirmation Date, (c) that has been terminated by the Debtors pursuant to the terms thereof or by agreement between the Debtors and such party, or (d) as to which a motion for approval of the assumption or rejection of such Real Property Unexpired Lease has been Filed and served prior to the Effective Date; or (2) as otherwise set forth in Schedule 7.01(a) as being Real Property Unexpired Leases to be assumed, which Schedule shall filed with Bankruptcy Court and served upon affected parties and the Creditors' Committee not less than fourteen days prior to the Confirmation Hearing; provided, however, that the Debtors reserve the right, at any time prior to the Effective Date, to amend Schedule 7.01(a) to delete any Real Property Unexpired Lease therefrom or add any Real Property or Unexpired Lease thereto, in which event such Real Property Unexpired Lease(s) shall be deemed to be assumed or rejected, respectively. The Debtors or Reorganized Debtors shall provide notice of any amendments to Schedule 7.01(a) to the parties to the Real Property Unexpired Leases affected thereby and the Creditors' Committee.

          (b)  Additional Provisions Concerning Real Property Unexpired Leases.    Each Real Property Unexpired Lease listed on Schedule 7.01(a) will include any modifications, amendments, supplements, restatements, or other agreements made, directly or indirectly, by any agreement, instrument, other document or other means that in any manner affects such contract or lease, irrespective of whether such agreement, instrument, or other document is listed on Schedule 7.01(a).

          (c)  Non-Real Property Executory Contracts and Unexpired Leases.    Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document entered into in connection with the Plan, pursuant to sections 365 and 1123(b) of the Bankruptcy Code, all Non-Real Property Executory Contracts and Unexpired Leases that exist between the Debtors and any person shall be deemed rejected as of the Effective Date, except for any Non-Real Property Executory Contract or Unexpired Lease (a) that has been assumed pursuant to an order of the Bankruptcy Court entered before the Confirmation Date, (b) that has been expressly rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date, (c) that has been terminated by the Debtor pursuant to the terms thereof or by an agreement between the Debtor and such person, (d) as to which a motion for approval of the assumption or rejection of such executory contract or unexpired lease has been Filed and served prior to the Effective Date, or (e) that is set forth in Schedule 7.01(c) to be assumed, which Schedule shall be filed with Bankruptcy Court and served upon affected parties and the Creditors' Committee not less than fourteen days prior to the Confirmation Hearing; provided, however, that the Debtors reserve the right, at any time prior to the Effective Date, to amend Schedule 7.01(c) to delete or add any Non-Real Property Executory Contract or Unexpired Lease therefrom or thereto, in which event such Non-Real Property Executory Contract(s) or Unexpired Lease(s) shall be deemed to be assumed or rejected, respectively. The Debtors or Reorganized Debtors shall provide notice of any amendments to Schedule 7.01(c) to the parties to the Non-Real Property Executory Contracts or Unexpired Leases affected thereby and the Creditors' Committee.

          (d)  Additional Provisions Concerning Non-Real Property Executory Contracts and Unexpired Leases.    Each Non-Real Property Executory Contract and Unexpired Lease listed on Schedule 7.01(c) shall include any modifications, amendments, supplements, restatements, or other agreements made, directly or indirectly, by any agreement, instrument, other document or other means that in any manner affects such contract or lease, irrespective of whether such agreement, instrument, or other document is listed on Schedule 7.01(a).

          (e)  Approval of Assumptions or Rejection of Executory Contracts and Unexpired Leases.    Entry of the Confirmation Order shall constitute, as of the Effective Date: (a) the approval, pursuant to sections 365 and 1123(b) of the Bankruptcy Code, of the assumption or rejection, as applicable, of the executory contracts and unexpired leases assumed or rejected pursuant to Sections 7.01(a) and 7.01(c) hereof, and (b) the extension of time, pursuant to section 365(d)(4) of the Bankruptcy Code, within which the Debtors may assume or reject the Real Property Unexpired Leases specified in Section 7.01(a) hereof through the date of entry of an order approving the assumption or rejection of such leases. The Confirmation Order or another order of the Bankruptcy Court entered on or prior to the Confirmation Date, will specify the procedures for providing notice to each party whose Real Property Unexpired Lease is being assumed pursuant to the Plan of: (i) the identity of the contract or lease being assumed and assigned; (ii) the cure, if any, that the applicable Debtor believes it would be obligated to pay in connection with such assumption and assignment; and (iii) the procedures for such party to object to the assumption and amount of the proposed cure. The listing of a document on

  Schedule 7.01(a) or Schedule 7.01(c) shall not constitute an admission by the Debtors or Reorganized Debtors that such document is an executory contract or an unexpired lease or that the Debtors or Reorganized Debtors have any liability thereunder.

          (f)    Cure of Defaults.    Except as may otherwise be agreed to by the parties, within fifteen Business Days after the Effective Date, the Reorganized Debtors shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed or assumed and assigned pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within ten days after entry of a Final Order or a stipulation of settlement, determining the amount, if any, of the Debtors' or Reorganized Debtors' liability with respect thereto, or as may otherwise be agreed to by the parties. Funds sufficient to satisfy disputed cure amounts shall be held by the Reorganized Debtors in a reserve pending an Order of the Bankruptcy Court resolving or settling such disputes.

        7.02    Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan.    Notwithstanding anything in the Bar Date Order to the contrary, if the rejection of an executory contract or unexpired lease pursuant to Sections 7.01(a) or 7.01(c) hereof gives rise to a Claim (including any Claims arising from those indemnification obligations described in Section 10.07 hereof by the other party or parties to such contract or lease), such Claim will be forever barred and will not be enforceable against the Debtors or the Reorganized Debtors, unless a proof of claim is Filed and served on the Reorganized Debtors no later than 30 days after the later of (i) the Effective Date and (ii) delivery of a notice of amendment to Schedule 7.01(a) or 7.01(c).

        7.03    Post-Petition Executory Contracts and Unexpired Leases.    Executory contracts and unexpired leases entered into or assumed and other obligations incurred after the Petition Date by any Debtor will be performed by the Debtor, or Reorganized Debtor, as applicable, in the ordinary course of its business, and such executory contracts and unexpired leases and other obligations shall survive and remain unaffected by entry of the Confirmation Order.

        7.04    Continuation of Certain Employee, Retiree, and Workers' Compensation Benefits.

          (a)  Compensation and Benefit Programs.    Except as provided in Section 7.01(c) hereof, from and after the Effective Date, the Reorganized Debtors, at their sole discretion, will continue their existing employee benefit policies, plans, and agreements, and the Orders entered by the Bankruptcy Court subject to the right to amend, modify, or terminate such benefits under the terms of the applicable agreements, applicable non-bankruptcy law or determination by the Boards of Directors or Managers, as the case may be, of the Reorganized Debtors.

          (b)  Self-Insured Workers' Compensation Benefits.    From and after the Effective Date, the Reorganized Debtors, in their sole discretion, will continue to pay valid Claims arising before the Petition Date under the Debtors' self-insured workers' compensation programs: (i) that would not otherwise be paid by another entity or a state agency under a surety bond, letter of credit, or other obligation; or (ii) the continued payment of which will be required for the Reorganized Debtors to maintain their self-insured status in the applicable state. Nothing herein shall obligate the Reorganized Debtors to pay claims in excess of the amounts required to be paid to maintain self-insured status.

ARTICLE VIII
PROVISIONS CONCERNING CORPORATE GOVERNANCE AND MANAGEMENT
OF REORGANIZED DEBTORS

        8.01    General.    On the Effective Date, the management, control and operation of the Reorganized Debtors shall become the general responsibility of the respective Boards of Directors or

Managers, as the case may be, of the Reorganized Debtors, who shall, thereafter, have the responsibility for the management, control and operation of the Reorganized Debtors.

        8.02    Directors and Officers.    The initial Boards of Directors or Managers, as the case may be, of the Reorganized Debtors shall consist of those individuals whose names shall be disclosed prior to the date of the Confirmation Hearing. Each officer of the Debtors immediately prior to the Effective Date shall serve as an initial officer of the Reorganized Debtors on and after the Effective Date until his or her successor is duly elected or appointed and qualified or until such initial officer's earlier death, resignation or removal in accordance with the terms of the New Certificates of Incorporation and the New By-Laws. Such officers shall serve in accordance with any employment agreement with the Reorganized Debtors and applicable non-bankruptcy law.

        8.03    New By-Laws and New Certificates of Incorporation.    As of the Effective Date, the certificates of incorporation and the by-laws of the Reorganized Debtors shall be in the form of the New Certificates of Incorporation and the New By-Laws, respectively. The New Certificates of Incorporation and the New By-Laws shall, among other things: (i) prohibit the issuance of non-voting equity securities to the extent required by section 1123(a) of the Bankruptcy Code, subject to further amendment of such New Certificate of Incorporation and New By-Laws as permitted by applicable law, and (ii) effectuate the provisions of the Plan, in each case without any further action by the stockholders or directors or members of the Debtors or Reorganized Debtors, as the case may be. After the Effective Date, the Reorganized Debtors may further amend and restate their respective New Certificates of Incorporation and/or the New By-Laws as permitted by applicable law, subject to the terms and conditions of such constituent documents.

        8.04    Amendments of Existing Option Plans.    Subject to section 1127 of the Bankruptcy Code and, to the extent applicable, sections 1122, 1123 and 1125 of the Bankruptcy Code, alterations, amendments or modifications of the Plan may be proposed in writing by the Proponents at any time prior to or after the Confirmation Date and before the substantial consummation of the Plan. A holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim or Interest of such holder.

ARTICLE IX
CONFIRMATION AND CONSUMMATION OF THE PLAN

        9.01    Effective Date.    The Effective Date will not occur, and accordingly, no action in connection therewith shall occur, unless and until the following conditions have been satisfied or waived pursuant to Section 9.02 hereof: (a) the Confirmation Order shall have been entered, shall not have been reversed, stayed, modified or amended and shall have become a Final Order; (b) all actions, documents and agreements necessary to implement the Plan shall have been effected or executed; (c) the Debtors shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents that are determined by the Debtors to be necessary to implement the Plan; (d) the Reorganized Debtors shall have entered into the Exit Financing Facility in an amount not less than $70.0 million in form and substance acceptable to the Debtors; and (e) the Debtors shall have obtained the Exit Equity Financing on terms acceptable to the Debtors in an amount not less than $28.5 million (net of associated fees and costs), of which not less than 80% shall be in the form of Equity, and up to 20% of which may be in the form of subordinated debt which debt shall be subordinated to the lender under the Exit Financing Facility, and may only be paid if the Reorganized Debtors are current with respect to payments due to holders of Allowed Class 4 and Class 8 Claims, and further provided that the Reorganized Debtors are generally paying their post-Effective Date obligations as such obligations become due, other than claims or obligations that are subject to a bona fide dispute.

        9.02    Waiver or Modification of Conditions to the Effective Date.    The conditions to the Effective Date set forth in Section 9.01, other than 9.01(d) and 9.01(e) may be waived or modified in whole or in part by the Debtors at any time without an order of the Bankruptcy Court. In the event that Exit Equity Financing is not at least $27 million in gross proceeds, the condition to the Effective Date set forth in Section 9.01(e) may not be waived by the Debtors without the consent of the Creditors' Committee. In addition, the Debtors may not issue less than 80% of the New Exit Equity as equity without the consent of the Creditors' Committee. Further, a modification of the conditions set forth in Sections 9.01(d) and 9.01(e) may only be permitted if the Court determines that the proposed modification will not impair the Reorganized Debtors' ability to meet their obligations under the Plan as proposed in this Plan, that the modification is in accordance with Section 1127 of the Bankruptcy Code and that all requirements for Confirmation contained in Section 1129 of the Bankruptcy Code are met.

        9.03    Consequences of Non-Occurrence of Effective Date.    If any condition to the Effective Date is not satisfied or waived in accordance with Section 9.02, then upon motion by the Debtors and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order shall be vacated by the Bankruptcy Court; provided however, that notwithstanding the filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is either satisfied or waived before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated pursuant to this Section 9.03, (a) the Plan will be null and void in all respects, including with respect to (i) the discharge of Claims and termination of Interests pursuant to Section 1141 of the Bankruptcy Code; and (ii) the assumptions or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan; and (b) nothing contained in the Plan will (i) constitute a waiver or release of any claims by or against, or any Interest in, the Debtors or any third parties; or (ii) prejudice in any manner the rights of the Debtors or any other party in interest.

ARTICLE X
EFFECTS OF PLAN CONFIRMATION

        10.01    Discharge of Debtors.    Except as otherwise provided in the Plan or the Confirmation Order, the rights afforded under the Plan and the treatment of all Claims and Interests under the Plan will be in exchange for and in complete satisfaction, discharge, release and cancellation of Claims and Interests of any nature whatsoever, including, without limitation, any interest accrued on such Claims from and after the Petition Date, against the Debtors or any of their assets and properties. Except as otherwise provided in the Plan or the Confirmation Order, the confirmation of the Plan shall, as of the Effective Date: (i) discharge the Debtors from all Claims, demands, liabilities, other debts and Interests that arose on or before the Effective Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (A) a proof of claim or interest based on such debt or interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (B) a Claim or Interest based on such debt or interest is Allowed pursuant to section 502 of the Bankruptcy Code, or (C) the holder of a Claim or Interest based on such debt or Interest has accepted the Plan; (ii) modify all Interests and other rights of equity security holders in the Debtors; and (iii) preclude all persons from asserting against the Reorganized Debtors, their successors, or their assets or properties, any other or further Claims or Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date. Except as otherwise provided in the Plan or the Confirmation Order, the Confirmation Order shall operate as a discharge, as of the Effective Date, of any and all Claims against, and all other debts and liabilities of the Debtors and cancellation of certain Interests and other rights of equity security holders in the Debtors pursuant to sections 524 and 1141 of the Bankruptcy Code and such discharge shall void any judgment obtained against a Debtor at any time, to the extent that such judgment relates to a discharged Claim or canceled Interest.

        10.02    Injunction Related to the Discharge.    Except as otherwise provided in the Plan or the Confirmation Order, all entities that have held, currently hold, or may hold Claims or other debts or liabilities against the Debtors, or an Interest or other right of an equity security holder in any or all of the Debtors, that are discharged pursuant to the terms of the Plan are permanently enjoined, on and after the Effective Date, from taking any of the following actions on account of any such Claims, debts, liabilities or Interests or rights: (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim, debt, liability, Interest or right, other than to enforce a right pursuant to the Plan to a distribution; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against the Debtors, the Reorganized Debtors, or their property or interests in property, on account of any such Claim, debt, liability, Interest or right; (iii) creating, perfecting, or enforcing any lien or encumbrance against the Debtors, the Reorganized Debtors, or their property or interests in property on account of any such Claim, debt, liability, Interest or right; (iv) asserting any right of subrogation, or recoupment of any kind against any debt, liability, or obligation due to the Debtors or the Reorganized Debtors or against their property or interests in property on account of any such Claim, debt, liability, Interest or right; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order. Such injunction shall extend to any successor of the Debtors (including, without limitation, the Reorganized Debtors) and their respective properties and interests in property. Any willful violation of such injunction shall subject the offending party to actual damages, including costs and attorneys' fees, and, in appropriate circumstances, punitive damages.

        10.03    Term of Bankruptcy Injunction or Stays.    All injunctions or stays provided for in the Reorganization Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

        10.04    Waiver and Preservation of Certain Claims.    On the Effective Date, any and all claims, rights, or causes of action arising under Sections 544, 547, 548, 549, and 550 of the Bankruptcy Code shall be deemed waived and released by the Debtors and the Debtors' estates. Following the Effective Date, notwithstanding anything contained in the Plan, the Reorganized Debtors will have the right to file and pursue any action or adversary proceeding against any creditor, vendor, factor or any other entity related to debit balances, vendor chargebacks, prepayments, overpayments, deposits and/or other amounts owed by such creditor, vendor, factor or other entity to any Debtor, or Reorganized Debtor, whether arising prior to or after the Petition Date.

        10.05    Releases.

          (a)  Releases by the Debtors.    On the Effective Date, each of the Debtors shall release unconditionally, and hereby is deemed to forever release unconditionally the Agent and the Banks, as those terms are defined herein, from any and all claims, obligations, suits, judgments, damages, rights, Causes of Action and liabilities whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, now existing or hereafter arising, in law, equity or otherwise, save and except for claims based upon willful misconduct or gross negligence.

          (b)  Releases by Holders of Claims and Interests.    On the Effective Date, each holder of a Claim or Interest who voted in favor of the Plan shall be deemed to unconditionally release and forever waive all claims, debts, obligations, demands, liabilities, suits, judgments, damages, rights, and Causes of Action, whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, now existing or hereafter arising, in law, equity or otherwise that occurred or could have occurred on or prior to the Effective Date against the Agent and the Banks, as those terms are defined herein.

          (c)  Injunction Related to Releases.    Intentionally Omitted.

10.06    Exculpation.    From and after the Effective Date, none of the Debtors, the Reorganized Debtors, the Creditors' Committee, or the Agent or the Banks shall have or incur any liability to any holder of a Claim or Interest for any act or omission in connection with, related to, or arising out of, the Reorganization Cases, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan (including objections to, and settlements of, Claims and Interests under the Plan), except for willful misconduct or gross negligence.

        10.07    Indemnification Obligations.    Except as provided in Section 7.01(c) hereof, the obligations of each Debtor or Reorganized Debtor to indemnify any person serving or having served as a director or an officer, employee or member serving or having served in such capacity prior to, on, or after the Petition Date, in each case, of a Debtor, a Reorganized Debtor or an affiliate thereof, by reason of such person's prior or future service in such a capacity, or as a director, officer, employee or member of another corporation, partnership, or other legal entity, to the extent provided in the applicable certificate of incorporation, by-laws, or by statutory law or written agreement of or with such Debtor, shall be deemed and treated as executory contracts that are assumed by the applicable Debtor or Reorganized Debtor pursuant to the Plan and sections 365 and 1123(b) of the Bankruptcy Code as of the Effective Date. Such indemnification obligations will survive and be unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date.

        10.08    Existing Employment Agreements, Executory Contracts, Real Property Leases, Financing Agreements and Intellectual Property Interests.    As to all existing employment agreements, executory contracts, real property leases, financing agreements and intellectual property interests containing change of ownership or change of control provisions, such provisions shall not be enforceable with respect to Confirmation or implementation of the Plan.

ARTICLE XI
RETENTION OF JURISDICTION

        Notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain such jurisdiction over the Reorganization Cases after the Effective Date, including jurisdiction to:

          (a)  Allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

          (b)  Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan for periods ending on or before the Effective Date;

          (c)  Resolve any matters related to the assumption or rejection of any executory contract or unexpired lease to which any Debtor is a party or with respect to which any Debtor or Reorganized Debtor may be liable and to hear, determine, and, if necessary, liquidate any Claims arising therefrom and those matters related to the amendment of the schedules to be filed pursuant to Article VII of the Plan adding or deleting any executory contracts or unexpired leases to the lists of executory contracts and unexpired leases to be assumed or rejected;

          (d)  Ensure that distributions to holders of Allowed Claims or Allowed Interests are accomplished pursuant to the provisions of the Plan;

          (e)  Decide or resolve any motions, adversary proceedings, contested, or litigated matters, and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

          (f)    Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents related to the Plan, the Disclosure Statement, or the Confirmation Order;

          (g)  Resolve any cases, controversies, suits, or disputes that may arise in connection with the consummation, interpretation, or enforcement of the Plan or any contract, instrument, release, or other agreement or document that is executed or created pursuant to the Plan, or any entity's rights arising from or obligations incurred in connection with the Plan or such documents;

          (h)  Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement, or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement, or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan;

          (i)    Hear and determine all applications for compensation and reimbursement of expenses of Professionals under sections 330, 331 and 503(b) of the Bankruptcy Code;

          (j)    Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation, or enforcement of the Plan or the Confirmation Order;

          (k)  Hear and determine the Causes of Action by or on behalf of the Debtors or the Reorganized Debtors;

          (l)    Hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

          (m)  Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked, or vacated or distributions pursuant to the Plan are enjoined or stayed;

          (n)  Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement, or the Confirmation Order; and

          (o)  Enter an order closing the Reorganization Cases.

ARTICLE XII
MISCELLANEOUS PROVISIONS

        12.01    Exemption from Transfer Taxes.    Pursuant to section 1146(c) of the Bankruptcy Code: (a) the issuance, transfer, or exchange of notes or equity securities under the Plan; (b) the creation of any mortgage, deed of trust, lien, pledge, or other security interest; (c) the making or assignment of any lease or sublease; or (d) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, any merger agreements; agreements of consolidation, restructuring, disposition, liquidation, or dissolution, deeds, bills of sale, transfers of tangible property, or assignments executed in connection with or contemplated under the

Plan will not be subject to any stamp tax or other similar tax. Unless the Bankruptcy Court orders otherwise, all sales, transfers and assignments of owned and leased property, approved by the Bankruptcy Court on or prior to the Effective Date, shall be deemed to have been in furtherance of, or in connection with, the Plan.

        12.02    Termination of Creditors' Committee.    The appointment of the Creditors' Committee shall terminate on the Effective Date. The Professionals retained by the Creditors' Committee shall not be entitled to assert any Fee Claim for any services rendered or expenses incurred after such termination date, except for services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date, or Filed and served after the Effective Date pursuant to Article II hereof. Allowance of Fee Claims for any professional services rendered or expenses incurred on or prior to the Effective Date shall be in accordance with the provisions of Article II hereof.

        12.03    Post-Confirmation Committee.    Prior to the Effective Date, as the successor to the Creditors' Committee, the Creditors' Committee shall have established the Post-Confirmation Committee consisting of up to three holders of Allowed Class 8 Claims to be chosen by the Creditors' Committee. The Post-Confirmation Committee shall represent the interests of creditors receiving distributions under the Plan, and shall be responsible for monitoring claims resolution, disbursements under the Plan and such other matters as may be expected to affect creditors receiving distributions under the Plan. The existence of the Post-Confirmation Committee shall terminate at such time as substantially all distributions to holders of Allowed Class 8 Claims have been made. The reasonable fees and expenses of professionals engaged by the Post Confirmation Committee shall be payable by the Reorganized Debtors in the ordinary course of its business without further notice, hearing or order of the Bankruptcy Court. The Bankruptcy Court shall retain jurisdiction to resolve any disputes regarding the payment of such fees.

        12.04    Payment of Statutory Fees.    All fees payable pursuant to section 1930 of title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date.

        12.05    Amendment or Modification of the Plan.    Subject to section 1127 of the Bankruptcy Code and, to the extent applicable, sections 1122, 1123 and 1125 of the Bankruptcy Code, alterations, amendments or modifications of the Plan may be proposed in writing by the Debtors at any time prior to or after the Confirmation Date but prior to the substantial consummation of the Plan. A holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim or Interest of such holder.

        12.06    Severability of Plan Provisions.    If, prior to the Confirmation Date, any term or provision of the Plan is determined by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision will then be applicable as altered or interpreted. If in the Debtors' judgment such alteration or interpretation of by the Court is material and adverse to the Debtors or their ability to implement the Plan, the Debtors may modify the Plan or withdraw the Plan. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

        12.07    Successors and Assigns. The Plan shall be binding upon and inure to the benefit of the Debtors, the holders of Claims and Interests, and their respective successors and assigns, including, without limitation, the Reorganized Debtors.

        12.08    Notice. All notices, requests and demands to or upon the Debtors or the Reorganized Debtors to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to the Debtors:
FAO, INC.
2520 Renaissance Blvd.
King of Prussia, PA 19406
Telephone: (610) 292-6600
Attn: Kendrick Royer, Esq.

with copies to:
David W. Levene, Esq.
Anne E. Wells, Esq.
LEVENE, NEALE, BENDER, RANKIN
    & BRILL, L.L.P.
1801 Avenue of the Stars Suite 1120
Los Angeles, CA 90067
Telephone: (310) 229-1234
            and
Mark D. Collins (No. 29817)
Rebecca L. Booth (No. 4031)
RICHARDS, LAYTON & FINGER, P.A.
One Rodney Square
P.O. Box 551
Wilmington, DE 19899
(302) 651-7700

If to the Creditors' Committee:
Paul Traub, Esq.
Traub Bonacquist & Fox, LLP
655 Third Street
New York, NY 10017
            and
Robert J. Dehney, Esq.
MORRIS, NICHOLS ARSHT & TUNNELL
1201 N. Market Street
P.O. Box 1347
Wilmington, DE 19899-1347

        12.09    Governing Law. Except to the extent the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent a Schedule to the Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such jurisdiction.

        12.10    Tax Reporting and Compliance. In connection with the Plan and all instruments issued in connection therewith and distributions thereof, the Debtors and the Reorganized Debtors, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Reorganized Debtors are hereby authorized, on behalf of each of the Debtors, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors for all taxable periods ending after the Petition Date through, and including, the Effective Date.

        12.11    Schedules. All Schedules to the Plan are incorporated and are a part of the Plan as if set forth in full herein.

        12.12    Filing of Additional Documents. On or before substantial consummation of the Plan, the Debtors shall File such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

Dated: February    , 2003
            Wilmington, Delaware

            Respectfully submitted,

FAO, Inc. (for itself and on behalf of all Debtors)
By:

Name: Raymond P. Springer Title: Executive Vice President

COUNSEL:

David W. Levene (CA 059659)
Anne E. Wells (CA 155975)
Levene, Neale, Bender, Rankin &
Brill, L.L.P. (CA)
1801 Avenue of the Stars
Los Angeles, CA 90067
(310) 229-1234

Mark D. Collins (No. 2981)
Rebecca L. Booth (No. 4031)
RICHARDS, LAYTON & FINGER, P.A.
One Rodney Square
P.O. Box 551
Wilmington, DE 19899
(302) 651-7700

ATTORNEYS FOR DEBTORS
AND DEBTORS IN POSSESSION

EXHIBIT B

LEASES—ASSUME WITHOUT MODIFICATION
FAO, Inc. (#03-10119 (LK))

Entity Store	Store	Landlord	Cure Amount
FAO Schwarz, Inc.	#001-5th Avenue Fifth Avenue New York, NY	Trump 767 Fifth Avenue, LLC 725 Fifth Avenue New York, NY 10022	$484,024.88
ZB Company, Inc.	#101-Wynnewood Wynmore Shopping Center Wynnewood, PA	Whitemarsh Investment Associates Center Square Plaza, Suite 100 1301 Skippack Pike Blue Bell, PA 19422	$28,203.58
ZB Company, Inc.	#102-Wilmington Concord Gallery Wilmington, DE	Concord Gallery, LLC c/o Concord Gallery Management P.O. Box 7189 Wilmington, DE 19803	$20,209.30
ZB Company, Inc.	#103-Strafford Strafford, PA	Garabet Karkakelian 1497 Spring House Road Chester Springs, PA 19425	$9,902.39
ZB Company, Inc.	#105-Newtown Village at Newtown Newtown, PA	Newtown Village Plaza Associates, LLC 580 W. Germantown Pike Suite 200 Plymouth Meeting, PA 19462	$6,416.67
ZB Company, Inc.	#106-Moorestown East Gate Square Mt. Laurel, NJ	East Gate Center Limited Partnership 1300 Virginia Avenue Suite 140 Ft. Washington, PA 19034	$20,533.20
ZB Company, Inc.	#107-Lancaster Hawthorne Centre Lancaster, PA	Hawthorne Center Associates 255 Butler Avenue Lancaster, PA 17601-6308	$14,200.31
ZB Company, Inc.	#110-Doylestown Doylestown Pointe Plaza Warrington, PA	Bruce A. Goodman/Landmark One 201 Old York Road, Suite 103 Jenkintown, PA 19046	$18,201.36
ZB Company, Inc.	#111-Marlton The Shops at Borders Marlton, NJ	Tanurb 160 Eglinton Avenue East Suite 300 Toronto, Ontario, M4P 3B5	$28,181.73
ZB Company, Inc.	#114-Camp Hill #1 Camp Hill Mall Camp Hill, PA	Cedar-Camp Hill, LLC c/o Brentway Management LLC, 44 South Bayles Avenue Suite 304 Port Washington, NY 11050	$11,015.98
ZB Company, Inc.	#203-Columbia, MD Snowden Square Columbia, MD	M.O.R. Snowden Square 2 Ltd. Partnership 7165 Columbia Gateway Drive Columbia, MD 21046	$18,612.00

Store Legend
FAO Schwarz, Inc. = FAO Schwarz
ZB Company, Inc. = Zany Brainy
FAO, Inc. = The Right Start

RLF1-2585672-1

1

Entity Store	Store	Landlord	Cure Amount
ZB Company, Inc.	#204-Annapolis Annapolis Harbour Center Annapolis, MD	Parole Town Center Associates Ltd. Partnership 11501 Huff Court Bethesda, MD 20895-1094	$27,462.80
ZB Company, Inc.	#207-Reston The Spectrum at Reston Town Center Reston, VA	Reston Spectrum Limited Partnership 7799 Leesburg Pike Suite 150 South Tyson's Corner, VA 22043-9142	$28,801.93
ZB Company, Inc.	#208-Fair City/Pickett Pickett Shopping Center Fairfax, VA	Pickett LLC 1899 L Street NW, 9th Floor Washington, DC 20036	$29,036.46
ZB Company, Inc.	#211-Gaithersburg Kentlands Market Square Gaithersburg, MD	Kentlands II, LLC 6824 Elm Street, Suite 200 McLean, VA 22101	$17,587.50
ZB Company, Inc.	#213-Fredericksburg Central Park Shopping Center Fredericksburg, VA	Amusement-Central Park Partnership P.O. Box 7566 1201 Central Park Boulevard Fredericksburg, VA 22401	$10,259.47
ZB Company, Inc.	#214-Timonium Fairgrounds Plaza Timonium, MD	Manekin Aylesbury LLLP 120 East Baltimore Street Suite 2200 Baltimore, MD 21202	$20,025.36
ZB Company, Inc.	#301-Sandy Springs Sandy Springs Plaza Sandy Springs, GA	Sandy Springs Plaza Associates, L.P. 3939 Roswell Road, Suite 120 Marietta, GA 30062	$19,482.77
ZB Company, Inc.	#308-Snellville Presidential MarketCenter Snellville, GA	Cousins Properties Inc. 2500 Windy Ridge Parkway Suite 1600 Atlanta, GA 30339-5683	$10,713.87
ZB Company, Inc.	#329-Winston-Salem Thruway Shopping Center Winston-Salem, NC	Saul Subsidiary I Limited Partnership 8401 Connecticut Avenue Chevy Chase, MD 20815	$12,621.41
ZB Company, Inc.	#411-Paramus (Route 17) Fashion Center Paramus, NJ	Fashion Center LLC 140 South 69th Street, 2nd Floor Upper Darby, PA 19082-4118	$31,240.85
ZB Company, Inc.	#415-Manhattan New York, NY	111 East 85th Street Owners, Inc. 111 East 85th Street New York, NY 10028	$12,955.47
ZB Company, Inc.	#417-Eastchester Eastchester Shopping Center Eastchester, NY	Eastchester Associates Limited Partnership Charles Square 20 University Road Cambridge, MA 02138	$18,317.27
ZB Company, Inc.	#420-Greenvale Greenvale, NY	Greencove Associates, LLC 113 Crossways Park Drive Woodbury, NY 11797-2016	$27,640.21

Store Legend
FAO Schwarz, Inc. = FAO Schwarz
ZB Company, Inc. = Zany Brainy
FAO, Inc. = The Right Start

2

Entity Store	Store	Landlord	Cure Amount
ZB Company, Inc.	#434-Braintree South Shore Plaza Braintree, MA	Braintree Property Associates, LP National City Center 115 West Washington Street Indianapolis, IN 46204	$38,130.09
ZB Company, Inc.	#435-Natick Sherwood Shop Plaza Natick, MA	HC Atlantic Development, LP 393 Totten Pond Road Waltham, MA 02451-2013	$28,859.57
ZB Company, Inc.	#439-Westport Westport, CT	Post Plaza, LLC 2009 Summer Street, Suite 3 Samford, CT 06905	$20,211.73
ZB Company, Inc.	#451-Pittsford Pittsford Square Rochester, NY	Benderson 1985-1 Trust 570 Delaware Avenue Buffalo, NY 14202	$17,975.83
ZB Company, Inc.	#452-Amherst Boulevard Consumer Square Amherst, NY	Benderson 1985-1 Trust 570 Delaware Avenue Buffalo, NY 14202	$14,894.00
ZB Company, Inc.	#508-Bayshore Bayshore Mall Milwaukee, WI	Corrigan Properties, Inc. 2100 McKinney Avenue Suite 1750 Dallas, TX 75201	$19,356.37
ZB Company, Inc.	#509-Brookfield Brookfield Fashion Center Brookfield, WI	Urban Retail Properties Co. c/o Northwood Mall Management Office 7700 W. Deer Road Milwaukee, WI 53223	$16,376.11
ZB Company, Inc.	#519-Clybourn Lincoln Park Chicago, IL	2163 N Clybourn Limited Partnership 225 West Illinois Street Suite 350 Chicago, IL 60610	$26,938.36
ZB Company, Inc.	#526-Mayfield Heights Golden Gate Shopping Center Mayfield Heights, OH	RMS Investment Corporation 1600 Terminal Tower 50 Public Square Cleveland, OH 44113-2203	$17,801.46
ZB Company, Inc.	#530-Louisville N/A Louisville, KY	Dixie Associates 5005—I Shelbyville Road Louisville, KY 40207	$16,014.05
ZB Company, Inc.	#535-Hyde Park Rookwood Commons Norwood, OH	Jeffrey R. Anderson Real Estate, Inc. 312 Walnut Street, Suite 1151 Cincinnati, OH 45202	$24,160.55
ZB Company, Inc.	#536-Dayton Town & Country Shopping Center Dayton, OH	Dayton Town and Country 191 W. Nationwide Blvd. Suite 200 Columbus, OH 43215-2568	$15,041.78
ZB Company, Inc.	#541-Farmington Hills Hunter's Square Farmington Hills, MI	Hunter's Square Co., LLC 31300 Orchard Lake Road Suite 200 Farmington Hills, MI 48334	$25,589.42

Store Legend
FAO Schwarz, Inc. = FAO Schwarz
ZB Company, Inc. = Zany Brainy
FAO, Inc. = The Right Start

3

Entity Store	Store	Landlord	Cure Amount
ZB Company, Inc.	#542-Rochester Hills Winchester Shop Center Rochester Hills, MI	Winchester Center, LLC 31300 Orchard Lake Road Suite 200 Farmington Hills, MI 48334	$21,628.00
ZB Company, Inc.	#561-Overland Park Overland Crossing Overland Park, KS	Continental 45 Fund Limited Partnership W133 N8569 Executive Parkway, P.O. Box 220 Menomonee Falls, WI 53052	$20,151.03
ZB Company, Inc.	#562-Ballwin Central Plaza Shopping Center Ballwin, MO	Pace-Central Associates, LLC 1401 S. Brentwood Boulevard Suite 100 St. Louis, MO 63144	$13,381.10
ZB Company, Inc.	#565-Tulsa Southroads Village Tulsa, OK	Meridian Annex Partners LP 810 South Cincinnati Avenue Suite 500 Tulsa, OK 741191622	$10,881.90
ZB Company, Inc.	#601-Mission Valley Park Valley San Diego, CA	PITV, L.P. 220 Congress Park Drive Suite 215 Delray Beach, FL 33445	$17,747.67
ZB Company, Inc.	#602-Newport BeachCorona del Mar Plaza Newport Beach, CA	Irvine Retail Properties Company 5 Jenner, Suite 100 Irvine, CA 92618-3808	$33,958.87
ZB Company, Inc.	#609-Huntington Beach Huntington Beach Mall Huntington Beach, CA	Huntington Center Associates, LLC 7777 Eddinger Avenue Suite 300 Huntington Beach, CA 92647	$21,372.45
ZB Company, Inc.	#611-Thousand Oaks North Gate Center Thousand Oaks, CA	Dollinger-Westlake Associates 555 Twin Dolphin Drive Suite 600 Redwood City, CA 94065	$20,143.60
ZB Company, Inc.	#612-Torrance N/A Torrance, CA	Robert Hayes and Elsie Hayes, Trustees P. O. Box 20, 307 Avenue F Redondo Beach, CA 90277	$18,044.00
ZB Company, Inc.	#613-Pasadena Hastings Village Pasadena, CA	Hastings Village Investment Company, LP 6380 Wilshire Boulevard Suite 1106 Los Angeles, CA 90048	$14.57
ZB Company, Inc.	#615-San Mateo Bridgepointe Shopping Center San Mateo, CA	New Age Kaleidoscope, LLC C/o Kam Sang Company, Inc. 411 E. Huntington Drive Suite 305 Arcadia, CA 91006	$16,514.85

Store Legend
FAO Schwarz, Inc. = FAO Schwarz
ZB Company, Inc. = Zany Brainy
FAO, Inc. = The Right Start

4

Entity Store	Store	Landlord	Cure Amount
ZB Company, Inc.	#622-Mira Mesa Mira Mesa MarketCenter San Diego, CA	CP Venture Three, LLP 2500 Windy Ridge Parkway Suite 1600 Atlanta, GA 30339-5683	$20,393.00
ZB Company, Inc.	#676-Colorado Springs Woodmen Commons Colorado Springs, CO	Woodmen Retail Center, LLC 118 North Tejon Street Suite 402 Colorado Sorings, CO 80903	$13,522.09
ZB Company, Inc.	#703-Austin—Great Hills Great Hills Market Austin, TX	Schmidt Investments, Ltd. P.O. Box 9559, Austin, TX 87866-9559	$16,748.78
ZB Company, Inc.	#704-Southlake Southlake Town Square Southlake, TX	Southlake Central Venture 1256 Main Street, Suite 240 Southlake, TX 76092	$16,085.02
ZB Company, Inc.	#705-Houston—Town & Country Town & Country Village Shopping Center Houston, TX	Town & Country Partnership c/o Moody Rambin Interests, Inc. 12850 Memorial Drive, Suite 1105 Houston, TX 77024	$19,591.10
FAO, Inc.	#910-Burlington Burlington Mall Burlington, MA	Bellwether Properties of MA, Limited Partnership c/o Simon Property Group 115 W. Washington Street Indianapolis, IN 46204	$8,108.31
FAO, Inc.	#912-Valley Fair Valley Fair Shopping Center Santa Clara, CA	Westfield Shoppingtown Valley Fair Mall LLC 11601 Wilshire Blvd., 12th Floor Los Angeles, CA 90025-1748	$15,264.36
FAO, Inc.	#922-Bellevue Bellevue Square Bellevue, WA	Bellevue Square Managers, Inc. c/o Kemper Development 302 Bellevue Square Bellevue, WA 98004	$12,379.59
FAO, Inc.	#924-Somerset Somerset Collection North Troy, MI	Somerset Collection Limited Partnership c/o Forbes/Cohen Properties 100 Galleria Office Centre Suite 427 Southfield, MI 48034	$8,961.63
FAO, Inc.	#925-Park Meadows Park Meadows Shopping Center Littleton, CO	Park Meadows Mall The Rouse Company 10275 Little Patuxent Parkway Columbia, MD 21044-3456	$12,905.35

Store Legend
FAO Schwarz, Inc. = FAO Schwarz
ZB Company, Inc. = Zany Brainy
FAO, Inc. = The Right Start

5

Entity Store	Store	Landlord	Cure Amount
FAO, Inc.	#936-Westside Westside Pavilion W. Los Angeles, CA	The Macerich Company Westpal, L.L.C. 401 Wilshire Blvd., Suite 700 Santa Monica, CA 90401	$15,742.76
FAO, Inc.	#939-Manhattan Beach Manhattan Beach, CA	Robert and Adrienne Leevan Family Trust 1925 Century Park East Suite 1070 Los Angeles, CA 90067-2706	$3,331.20
FAO, Inc.	#943-Wilshire Wilshire Boulevard Santa Monica, CA	Leon Lewin and Doreen F. Lewin Trust c/o Abacus Insurance 12300 Wilshire Blvd., Suite 100 Los Angeles, CA 90025	$7,448.03
FAO, Inc.	#944-Carlsbad Carlsbad Company Stores Carlsbad, CA	Craig Realty Group-Carlsbad, LLC 1500 Quail Street, Suite 100 Newport Beach, CA 92660	$4,742.02
FAO, Inc.	#945-Denver Cherry Creek North Denver, CO	Second Avenue Trust c/o IPM Real Estate Services, Inc. 770 Grant Street, Suite 218 Denver, CO 80203	$5,314.16
FAO, Inc.	#946-Corte Madera The Village at Corte Madera Corte Madera, CA	Tamal Vista Investors c/o Shelter Bay Retail Group 655 Redwood Highway Suite 177 Mill Valley, CA 94941	$5,145.22
FAO, Inc.	#949-Walnut Creek Main Street Plaza Walnut Creek, CA	Main Street Plaza c/o Cortese Investment Co. 21 Lafayette Circle, Suite 200 Lafayette, CA 94549	$7,020.50
FAO, Inc.	#950-Lincoln Park Webster-Wayne Shopping Center (Market Square) Chicago, IL	Chicago Title and Trust Company, Trustee c/o Argent Real Estate Corporation-The Argent Group 5225 Old Orchard Road Suite 27A Skokie, IL 60077	$5,448.23
FAO, Inc.	#952-Mission Viejo Mission Viejo, CA	Lester C. Smull, Trustee c/o Business Properties Development Co. 17631 Fitch Irvine, CA 92614-6021	$5,850.19

Store Legend
FAO Schwarz, Inc. = FAO Schwarz
ZB Company, Inc. = Zany Brainy
FAO, Inc. = The Right Start

6

Entity Store	Store	Landlord	Cure Amount
FAO, Inc.	#953-Burlingame Burlingame (Howard Avenue) Burlingame, CA	Saeed Esmailtalai and Nazili Tabrizi 2998 Summit Drive Hillsborough, CA 94010	$6,400.00
FAO, Inc.	#954-Costa Mesa Costa Mesa Courtyards Costa Mesa, CA	Teacher's Retirement System of the State of Illinois c/o Festival Management Companies 9841 Airport Blvd., Suite 700 Los Angeles, CA 90045-5419	$5,482.85
FAO, Inc.	#955-Seattle Union Bay Plaza Seattle, WA	Union Bay Plaza Partnership-Union Bay Place c/o Rainier Properties 3161 Elliott Avenue, Suite 200 Seattle, WA 98121	$3,628.00
FAO, Inc.	#956-Naperville Naperville, IL	Daniel J. McAvoy 4 N. Royal Oaks Drive Bristol, IL 60512	$5,461.40
FAO, Inc.	#957-Tarzana Tarzana Village Tarzana, CA	Tarzana Village Company, LLC 5567 Reseda Blvd., Suite 108 Tarzana, CA 91356	$6,141.42
FAO, Inc.	#958-Westport Playhouse Square Westport, CT	Westport Post Road, LLC c/o The HB Nitkin Group 67 Main Street Greenwich, CT 06830	$6,538.47
FAO, Inc.	#959-Palo Alto Palo Alto, CA	Blockbuster Inc. 3000 Redbud Blvd. McKinney, TX 75069	$5,600.00
FAO, Inc.	#961-Reston Plaza America Reston, VA	Plaza America Retail, Inc. c/o ARC Management 8150 Leesburg Pike, Suite 1100 Vienna, VA 22182	$5,920.76
FAO, Inc.	#965-Greenwich Greenwich, CT	Twenty-Two Forty-Four West Putnam Avenue Associated Limited Partnership c/o Pyramid Real Estate & Management Co. 20 Summer Street Stamford, CT 06901	$6,609.63
FAO, Inc.	#967-Sherman Oaks Sherman Oaks Sherman Oaks, CA	MORNIK, LLC 12400 Nedra Drive Granada Hills, CA 91344	$4,333.00
FAO, Inc.	#969-San Diego Carmel Mountain Ranch Town Center San Diego, CA	Sudberry Pardee/CMR #32, Ltd. c/o Sudberry Properties 5465 Morehouse Dr., #260 San Diego, CA 92121	$5,975.67

Store Legend
FAO Schwarz, Inc. = FAO Schwarz
ZB Company, Inc. = Zany Brainy
FAO, Inc. = The Right Start

7

Entity Store	Store	Landlord	Cure Amount
FAO, Inc.	#971-Cincinnati The Exchange at Montgomery Cincinnati, OH	Neyer Real Estate Management 3800 Red Bank Road Cincinnati, OH 45227	$6,482.29
FAO, Inc.	#972-San Francisco Presidio Heights San Francisco, CA	The Jung Trust Raymond K. Jung and Ruth Y. Jung, as Trustees 4 St. Vincent Street Laguna Niguel, CA 92677	$6,668.84
FAO, Inc.	#978-Houston-Post Oak Post Oak Shopping Center Houston, TX	WJMK, Ltd. c/o Tanglewood Corporation 1661 Tanglewood Blvd Houston, TX 77056-2797	$5,908.04
FAO, Inc.	#981-Houston-Rice Rice Village Houston, TX	Rice Kelvin Partners, Ltd. c/o DeGeorge Real Estate Service, Inc. 510 Bering Drive, #300 Houston, TX 77057	$6,138.71
FAO, Inc.	#986-Buckhead Piedmont Peachtree Crossing Atlanta, GA	Piedmont Peachtree Crossing c/o Retail Planning Corporation 35 Johnson Ferry Road Marietta, GA 30067	$5,522.90
FAO, Inc.	#90000- Corporate Offices 2520 Renaissance Blvd. King of Prussia, PA	Liberty Property Limited Partnership 65 Valley Stream Parkway Suite 100 Malvern, PA 19355	$170,297.25
FAO, Inc.	#1000- East Coast Distribution Center 800 Arlington Blvd. Swedesboro, NJ	Liberty Venture I, LP c/oLiberty Property Limited Partnership 65 Valley Stream Parkway Suite 100 Malvern, PA 19355	$119,110.32
FAO, Inc.	#2000-West Coast Distribution Center 3980 E. Earlstone Dr. Ontario, CA	Adaya Asset Slover Avenue, L.P. c/o Investment Development Services, Inc. 515 South Figueroa Street 16th Floor Los Angeles, CA 90071	$211,542.10

Store Legend
FAO Schwarz, Inc. = FAO Schwarz
ZB Company, Inc. = Zany Brainy
FAO, Inc. = The Right Start

8

EXHIBIT C

LEASES—ASSUME WITHOUT MODIFICATION (Cure Amount Disputed)
FAO, Inc. (#03-10119 (LK))

Entity	Store	Landlord	Cure Amount
FAO Schwarz, Inc.	#022-Tysons Corner The Galleria at Tysons II McLean, VA	GGP/Homart, Inc. c/o General Growth Properties P.O. Box 95916 Chicago, IL 60694-5916	$72,842.88
FAO Schwarz, Inc.	#027-Farmers Market The Grove at Farmers Market Los Angeles, CA	The Grove at Farmers Market LLC c/o Caruso Affiliated Holdings 100 Wilshire Blvd., 14th Floor Santa Monica, CA 90401	$84,911.66
FAO Schwarz, Inc.	#065-Watertower-FAO Schweetz Watertower Place Chicago, IL	Water Tower Place LLC c/o Urban Retail Properties Co. 135 South LaSalle Street Chicago, IL 60674	$43,432.63
ZB Company, Inc.	#112-Whitehall Whitehall Mall Whitehall, PA	Whitmak Associates & PA REIT 234 Mall Boulevard P.O. Box 1528 King of Prussia, PA 19406-1528	$13,796.57
ZB Company, Inc.	#201-Rockville Congressional Plaza Rockville, MD	Federal Realty Investment Trust 1626 East Jefferson Street Rockville, MD 20852-4041	$41,033.95
ZB Company, Inc.	#206-Fairfax Fairfax Towne Center Fairfax, VA	Community Centers One L.L.C. 3300 Enterprise Parkway P.O. Box 228042 Beachwood, OH 44122	$32,735.86
ZB Company, Inc.	#306-Birmingham The Summit Birmingham, AL	Bayer Retail Company, LLC c/o Bayer Properties Inc. 2222 Arlington Avenue Birmingham, AL 35205	$20,244.90
ZB Company, Inc.	#325-Durham New Hope Commons Durham, NC	KIR New Hope Commons Ltd. Partnership 3300 Enterprise Parkway P.O. Box 228042 Beachwood, OH 44122	$21,540.35
ZB Company, Inc.	#332-Greenville The Plaza at Greenville Mall Greenville, SC	Amerishop Woodruff, LLC 1100 Two Galleria Tower 13455 Noel Road Dallas, TX 75240	$11,485.75
ZB Company, Inc.	#401-Wayne Wayne Towne Center Wayne, NJ	Wayne Retail, LLC 1720 Post Road Fairfield, CT 06430	$33,000.88

Store Legend
FAO Schwarz, Inc. = FAO Schwarz
ZB Company, Inc. = Zany Brainy
FAO, Inc. = The Right Start

RLF1-2585686-1

1

Entity	Store	Landlord	Cure Amount
ZB Company, Inc.	#409-Bridgewater Bridgewater, NJ	KIR Bridgewater 573, LLC 3333 New Hyde Park Road New Hyde Park, NY 11042	$26,004.53
ZB Company, Inc.	#504-Oak Brook The Shops at Oak Brook Place Oak Brook, IL	The Shops at Oak Brook Place Limited Partnership 35 East Wacker Drive, Suite 600 Chicago, IL 60601	$28,569.54
ZB Company, Inc.	#513-Maple Grove Arbor Lakes Shopping Center Maple Grove, MN	KIR Maple Grove 014, LLC 10350 Bren Road West Minnetonka, MN 55343	$19,506.89
ZB Company, Inc.	#525-Dublin, OH Northwest Square Columbus, OH	KIR Northwest Square, L.P. 3333 New Hyde Park Road P.O. Box 5020 New Hyde Park, NY 11042-0020	$18,616.58
ZB Company, Inc.	#531-Brentwood The Promenade at Brentwood Brentwood, MO	DDR Realty Trust, Inc. 34555 Chagrin Boulevard P.O. Box 8022 Chagrin Falls, OH 44022-8022	$23,720.01
ZB Company, Inc.	#533-Easton Easton Market Columbus, OH	Easton Market LLC 3300 Enterprise Parkway Beachwood, OH 44122	$18,766.92
ZB Company, Inc.	#604-Dublin, CA Hacienda Crossings Shopping Center Dublin, CA	RREEF America REIT Corp. 5934 Gibraltar Drive Suite 102 Pleasanton, CA 94588	$19,637.09
ZB Company, Inc.	#652-Redmond Redmond Town Center Redmond, WA	PPR Redmond Retail LLC c/o Macerich Company 16495 N.S. 74th Street Redmond, WA 98052-7801	$20,710.44
FAO, Inc.	#915-King of Prussia The Plaza at King of Prussia King of Prussia, PA	Kravco Company c/o King of Prussia Associates 234 Mall Boulevard King of Prussia, PA 19406-1528	$13,651.75
FAO, Inc.	#918-Danbury Danbury Fair Mall Danbury, CT	Danbury Mall Associates Limited Partnership 1265 Scottsville Road Rochester, NY 14624	$12,529.18
FAO, Inc.	#920-Bridgewater Bridgewater Commons Mall Bridgewater, NJ	Bridgewater Commons Mall II, LLC c/o General Counsel 10275 Little Patuxent Parkway Colombia, MD 21044-3456	$13,251.94

Store Legend
FAO Schwarz, Inc. = FAO Schwarz
ZB Company, Inc. = Zany Brainy
FAO, Inc. = The Right Start

2

Entity	Store	Landlord	Cure Amount
FAO, Inc.	#932-Glendale Glendale Galleria Glendale, CA	Glendale Ohrbach's Associates LLC Attn: General Counsel 110 N. Wacker Drive Chicago, IL 60606	$15,771.66
FAO, Inc.	#940-Annapolis Annapolis Mall Annapolis, MD	Westfield Shoppingtown Annapolis Mall Limited Partnership 11601 Wilshire Blvd., 12th Floor Los Angeles, CA 90025-1748	$10,853.54
FAO, Inc.	#964-Highland Park Highland Park, IL	Harold D. Shapiro, as Trustee of the Ronald H. Ringer Revocable Trust, dated May 2, 1997 c/o Sonnenschein Nath & Rosenthal 8000 Sears Tower 233 S. Wacker Drive Chicago, IL 60606	$5,416.67
FAO, Inc.	#982-Plano Lakeside Market Shopping Center Plano, TX	Turner Heritage Investments, Ltd. 3131 Custer Road, Suite 275 Plano, TX 75075	$5,455.74
FAO, Inc.	#983-Dallas Inwood Village Dallas, TX	RREEF Inwood Village L.P. RREEF Management Company 1201 Main Street, Suite 930 Dallas, TX 75202-3990	$7,389.42

Store Legend
FAO Schwarz, Inc. = FAO Schwarz
ZB Company, Inc. = Zany Brainy
FAO, Inc. = The Right Start

3

EXHIBIT D

LEASES—ASSUMED AS MODIFIED
FAO, Inc. (#03-10119 (LK))

Entity Store	Store	Landlord	Cure Amount
FAO Schwarz, Inc.	#006-Boston Boston, MA	Two Twenty Two Berkeley Venture c/o Hines Interest Limited Partnership 222 Berkeley St., Suite 1420 Boston, MA 02116	$123,109.74
FAO Schwarz, Inc.	#008-Bal Harbour Bal Harbour, FL	Bal Harbour Shops, Ltd. 9700 Collins Avenue Bal Harbour, FL 33154	$6,854.32
FAO Schwarz, Inc.	#012-Kansas City Country Club Plaza Kansas City, MO	Highwoods Realty Limited Partnership c/o Highwoods Properties, Inc. 310 Ward Parkway Kansas City, MO 64112	$43,326.75
FAO Schwarz, Inc.	#016-Houston Centre at Post Oak Houston, TX	WRI/Post Oak, Inc. 2600 Citadel Plaza Drive P.O. Box 924133 Houston, TX 77292-4133	$46,590.76
FAO Schwarz, Inc.	#018-Seattle City Center (aka US Bank Centre) Seattle, WA	City Centre Associates c/o Bental Capital (aka Bental City Centre, LLC) 1420 5th Avenue, #3620 Seattle, WA 98101	$59,516.71
FAO Schwarz, Inc.	#020-Las Vegas Las Vegas, NV	Forum Developers LP c/o M.S. Management Associates, Inc. National Retail Center 115 W. Washington Street Indianapolis, IN 46204	$19,178.09
FAO Schwarz, Inc.	#031-White Plains The Westchester White Plains, NY	Fashion Mall Partners L.P. c/o Simon Property Group, L.P. 115 W. Washington Street Indianapolis, IN 46204	$38,420.82
FAO Schwarz, Inc.	#034-Lenox Lenox Square Atlanta, GA	The Retail Property Trust c/o Simon Property Group 115 W. Washington Street Indianapolis, IN 46204	$38,977.44
ZB Company, Inc.	#109-Huntingdon Valley The Marketplace At Huntingdon Valley Huntingdon Valley, PA	New Century Associates 2010 County Line Road Huntington Valley, PA 19006	$14,524.99

Store Legend
FAO Schwarz, Inc. = FAO Schwarz
ZB Company, Inc. = Zany Brainy
FAO, Inc. = The Right Start

1

Entity Store	Store	Landlord	Cure Amount
ZB Company, Inc.	#302-East Cobb Woodlawn Shopping Center Marietta, GA	Woodlawn Point Shopping Center LLC c/o Edens & Avant Realty, Inc. 292 South Main Street, Suite 300 Alpharetta, GA 30004	$22,328.16
ZB Company, Inc.	#305-North Point Alpharetta, GA	Hubert Properties, LP 239 Cherokee Street Marietta, GA 30060-1610	$23,835.00
ZB Company, Inc.	#327-Charlotte The Arboretum Charlotte, NC	AAC—Arboretum Joint Venture #3 5950 Fairview Road, Suite 200 Charlotte, NC 28210	$26,117.79
ZB Company, Inc.	#330-Memphis Park Place Centre Memphis, TN	Belz Park Place, LP 100 Peabody Place, Suite 1400 Memphis, TN 38103	$17,244.18
ZB Company, Inc.	#412-Livingston Circle Plaza Livingston, NJ	Circle Plaza Associates 651 West Mount Pleasant Avenue Suite 110 Livingston, NJ 07039-1667	$26,001.82
ZB Company, Inc.	#501-Northbrook Village Square of Northbrook Northbrook, IL	Lake Cook Road Corporation Two Mid-America Plaza Suite 330 Oakbrook Terrace, IL 60181	$25,387.98
ZB Company, Inc.	#510-Roseville, MN Fairview Avenue Shopping Center Roseville, MN	Roseville Fairview LLC 420 North Fifth Street Suite 530 Minneapolis, MN 55401	$20,667.04
ZB Company, Inc.	#524-Aurora Fox Valley Center Aurora, IL	Fox Valley/River Oaks Partnership, d/b/a Fox Valley P.O. Box 93957 Chicago, IL 60673	$34,197.60
ZB Company, Inc.	#529-Indianapolis Fashion Mall Commons Indianapolis, IN	Fashion Mall Commons I, LLC 201 North Illinois Street 23rd Floor Indianapolis, IN 46204-1950	$18,079.77
ZB Company, Inc.	#534-Rocky River Westwood Town Center Rocky River, OH	Westwood Town Center, LLC 30000 Chagrin Boulevard Cleveland, OH 44124	$10,666.67
ZB Company, Inc.	#537-Monroeville Building 2, Penn Center East Pittsburgh, PA	Joseph Soffer 400 Penn Center Boulevard Suite 211 Pittsburgh, PA 15235	$15,451.92
ZB Company, Inc.	#539-Birmingham The Corners Beverly Hills, MI	The Corners, LLC 17400 W. Thirteen Mile Road Birmingham, MI 48025	$17,785.00

Store Legend
FAO Schwarz, Inc. = FAO Schwarz
ZB Company, Inc. = Zany Brainy
FAO, Inc. = The Right Start

2

Entity Store	Store	Landlord	Cure Amount
ZB Company, Inc.	#606-Mission Viejo Kaleidoscope Mission Viejo, CA	K.T. Kaleidoscope Inc. c/o Summit Team, Inc., Agent 17165 Newhope St., Suite H Fountain Valley, CA 92708	$8,338.00
ZB Company, Inc.	#701-Dallas—Preston Preston Oaks Shop Center Dallas, TX	Trademark Acquisition 301 Commerce Street Suite 3060 Ft. Worth, TX 76102	$12,241.88
ZB Company, Inc.	#707-Houston—Weslayan Weslayan Plaza Shop Center Houston, TX	BPAC Texas, LP 1360 Oak Poast Blvd Suite 1800 Houston, TX 77056-3022	$17,684.23

Store Legend
FAO Schwarz, Inc. = FAO Schwarz
ZB Company, Inc. = Zany Brainy
FAO, Inc. = The Right Start

3

EXHIBIT E

LEASES—ASSUMED AS MODIFIED (Cure Amounts Disputed)
FAO, Inc. (#03-10119 (LK))

Entity Store	Store	Landlord	Cure Amount
FAO Schwarz, Inc.	#021-Orlando Orlando, FL	Pointe Orlando Development Company c/o New Plan Excel Realty Trust Inc. 1120 Avenue of the Americas, 12th Floor New York, NY 10036	$118,623.12
FAO Schwarz, Inc.	#025-West Palm Beach The Palladium at CityPlace West Palm Beach, FL	CityPlace Retail, L.L.C. c/o The Palladium Company 625 Madison Avenue, 9th Floor New York, NY 10022	$68,091.71
FAO Schwarz, Inc.	#032-King of Prussia King of Prussia-Plaza King of Prussia, PA	King of Prussia Associates c/o Kravco Company P.O. Box 1528 King of Prussia, PA 19406	$39,777.65
ZB Company, Inc.	#215-Richmond Chesterfield Town Center Richmond, VA	The Macerich Partnership, LP P.O. Box 2172 401 Wilshire Blvd, Suite 700 Santa Monica, CA 90401	$17,814.32
ZB Company, Inc.	#427-Albany Crossgates Mall Albany, NY	Pyramid Crossgates Company The Clinton Exchange 4 Clinton Square Syracuse, NY 13202-1078	$29,696.31
ZB Company, Inc.	#431-Victor Eastview Mall Victor, NY	Great Eastern Mall, L.P. 1265 Scottsville Road Rochester, NY 14624	$23,167.94
ZB Company, Inc.	#511-Batavia Wind Point Shopping Center Batavia, IL	KIR Batavia 051 LLC c/o Kimco Realty Corporation 3333 New Hyde Park Road New Hyde Park, NY 11042-0020	$14,084.24
ZB Company, Inc.	#515-Skokie Orchard Place Skokie, IL	Inland Shops at Orchard Place, L.L.C. c/o Inland Commerical Property Management, Inc. 2901 Butterfield Road Oak Brook, IL 60523	$8,362.53
ZB Company, Inc.	#710-Dallas—Galleria Dallas Galleria Mall Dallas, TX	Galleria Mall Investors LP 275 One Galleria Tower 13355 Noel Road Dallas, TX 75240-6603	$155,154.69

Store Legend
FAO Schwarz, Inc. = FAO Schwarz
ZB Company, Inc. = Zany Brainy
FAO, Inc. = The Right Start

E-1

EXHIBIT F

FAO, Inc. and Subsidiaries
Executory Contracts Assumed

Vendor	Contract Status	Pre-petition Debt	Description of Agreement	Contracting Entity***	Contract Start Date
ABC Alarm & Security	Assume	$420.00	Fire Alarm Monitoring—Store 541	ZBC	27-Nov-02
ABF Freight System, Inc.	Assume	$—	Domestic U. S. Transport	FAOI	01-Jan-03
ACI Financial, Inc.	Assume	$—	Equipment Lease—Roanoke	FAOS dba Fulfillment	22-May-02
Acxiom	Assume as modified*	$—	AbiliTec License Agreement	FAOI	01-Nov-02
ADT Security Services, Inc.	Assume as Modified**	$55,300.43	National Accounts Electronic Security Services Master Agreement.	FAOI (fka The Right Start, Inc.)	09-Jan-02
AFLAC (American Family Life Assurance Company of Columbus)	Assume	$50.00	Voluntary Insurance Program benefits.	FAOI, ZBC	05-Sep-01
AJB Software Design, Inc.	Assume	$—	Software Suport and Maintenance Agreement	ZBC	24-Jan-00
Allaire Corporation	Assume	$—	License Agreements—ColdFusion Studio Software, ColdFusion Server Software, HomeSite Software, Allaire Spectra Software	FAOS	18-Nov-01
Allegience Telecom, Inc.	See DSL Schedule	See DSL Schedule	DSL Service		Service Activation Date
Alliance PPO, Inc.	Assume	$—	Purchaser Service Agreement—employee health care	ZBC	01-Aug-96
American Empire	Assume	$—	Property (Philipsburg) Insurance Policy #2MP24141	FAOI
American Express	Assume	$—	Merchandise Card Holder Agreement and Addendum	FAOI, FAOS
Analytic Recruiting Incorporated	Assume	$—	Contingency Fee Recruiting Letter Agreement	FAOI	21-Oct-02
AON Risk Services, Inc.	Assume	$—	Risk Management Support Services Agreement	FAOI (fka The Right Start, Inc.)	20-Aug-01
Applause, Inc.	Assume	$—	Letter Agreement Re: License Raggedy Ann Merchandising Program	FAOS	31-Jan-01
Arbon Equipment	Assume	$—	Planned Maintenance Agreement-Hydraulic Dock Lift. Store #332	ZBC (fka Zany Brainy)	12-Dec-02
AT&T	Assume	$—	Local phone service carrier	FAOI	27-Dec-00
AT&T Wireless	Assume	$14,771.78	Cell phone agreements	FAOI (fka The Right Start, Inc.) and ZBC	Service Activation Date
Auntie Anne's Inc.	Assume	$—	License Agreement	FAOI	19-Jun-02
Balboa Capital Corporation	Assume	$—	Capital Lease for Ontario and Swedesboro warehouse equipment.	FAOI	18-Jun-02

1

Berger (Robert L. Berger & Assoc.LLC)	Assume	$—	Letter of Agreement for Chapter 11 Services—Mailing Matrix & Noticing Svs.	FAOI, FAOS, ZB Company, Inc., Targoffs-RS, LLC	07-Jan-03
BFI Garbage	Assume	$—	garbage pick up, NYC store	FAOS	01-Jan-03
Bob Mackie Design Group, Ltd.	Assume	$—	License Agreement	FAOS	01-Jul-00
Brink's, Incorporated	Assume	$—	Orlando, Florida store cash pick up	FAOS	21-Jul-97
Brink's, Incorporated	Assume	$1,686.15	Armored Car Service—Orlando store #21	FAOS	28-Jul-97
Brink's, Incorporated	Assume	$—	Memorandum of Agreement for Armored Car Service—Store #20 Las Vegas	FAOS	01-Aug-02
Brink's, Incorporated	Assume	$—	Las Vegas store cash pick up	FAOS	01-Aug-02
Carilion Health Plans, Inc.	Assume	$—	Health Services Agreement—employee medical insurance network provider	ZBC	01-Feb-02
Chances for Children, Inc.	Assume	$—	License Agreement	FAOS	01-Feb-99
Chase Manhattan Bank	Assume	$—	Merchant Services Bankcard Agreement	FAOI	20-Nov-02
Cigna Corporation	Assume	$—	Online Corporate Incentive Program Agreement.	FAOS	05-Oct-01
Cingular Wireless	Assume	$876.90	Cell phone agreements.	ZBC	Service Activation Date
Cintas	Assume	$—	Service Contract for uniforms. Store #25 W. Palm Beach	FAOS	I4-Oct-00
CIT Technology	Assume	$—	Master Lease Agreement	FAOI	26-Apr-02
Commonwealth	Assume	$—	Property (Philipsburg) Insurance Policy #CLP11707	FAOI
Continental Casualty Company	Assume	$—	Umbrella Insurance Policy #CUP249179776	FAOI
CoreSource	Assume	$—	Agreement for Plan Supervisor—Express Scripts/Perform, Alliance, Preferred Heathcare Systems (PHCS), Medcost, Preferred Heathcare Network (PHN), Preferred Healthcare (PHC), Beechstreet and Carillon.	ZBC	01-Aug-96
Coyle Reproductions, Inc.	Assume	$13,500.00	Design Proposal—New Combo Store. Phase I-Analysis & Planning, Phase II-Design Development, Phase III-Design Revision/Finalization	ZBC/TRS	05-Sep-02
Creative Optics	Assume	$—	License Agreement grants Creative Optics the right to use FAO Schwarz trademark	FAOS	04-Feb-99
CTC Communications	Assume	$—	Digital centrex service system		05-Jan-00
Cyberverse DSL	See DSL Schedule	See DSL Schedule	DSL Service	FAOI (fka The Right Start, Inc.) and ZBC	Service Activation Date
Danka Office Imaging Company	Assume	$570.07	Equipment Lease Agreement	FAOS	07-Feb-00
Danka Office Imaging Company	Assume	$570.07	Equipment Lease Agreement	FAOS	07-Feb-00

2

DHE Dependable Highway Express	Assume	$—	Base Tariff Transportation.	FAOI (fka The Right Start, Inc.)	08-Jul-02
Don La Force Associates, Inc.	Assume	$—	Guarantee & Warranty for Automatic Revolving Door—Los Angeles	FAOS	05-Apr-02
Ensenda	Assume	$2,282.10	Delivery service agreement, as amended 1/10103	FAOI (fka The Right Start, Inc.)	14-Feb-01
Exel Consolidation Services Limited	Assume	$—	Shipping Service Agreement	FAOI	01-Jul-02
F.A.0. Schwarz Family Foundation	Assume	$—	Amended and Restated Trademark Agreement	FAOI (fka The Right Start, Inc.) and FAOS	07-Jan-02
Fantasia Accessories, Ltd.	Assume	$—	License Agreement	FAOS	12-Nov-99
Federal Insurance Company	Assume	$—	Excess Liability Insurance Policy #79797498	FAOI
Federal Insurance Company	Assume	$—	Fiduciary Insurance Policy #8147-9463	FAOI
Federal Insurance Company	Assume	$—	Lawyers Professional Insurance Policy #8170-1481	FAOI
Federal Insurance Company	Assume	$—	Travel Accident Insurance Policy #6408 45-10	FAOI
Fidelity Capital Partners, LLC	Assume	$—	Lease Agreement for Baby Register Computers and store network firewalls	FAOI (fka The Right Start, Inc.)	21-Mar-01
Fidelity Capital Partners, LLC	Assume	$—	Lease Agreement for 60 Netscreen NS5 10 user 1 Netscreen NS100	FAOI (fka The Right Start, Inc.)	20-Apr-01
Fireclick, Inc.	Assume	$5,400.00	Fireclick Netflame Service Agreement.	FAOI	21-Aug-02
Foto Fantasy, Inc. d.b.a. Fantasy Entertainment	Assume	$—	License Agreement	FAOS
Fugitec America, Inc.	Assume	$—	elevator maintenance Houston store	FAOS (fka FAO Schwarz)	61-Nov-96
GE Capital	Assume	$226.15	Lease Agreement for 20 IBM NV X41 (Netvista).	FAOI
Genesis Logistics & Dist LLC	Assume	$2,999.92	Independent Contractor Agreement for Reverse Logistics (RTV). Not signed by Vendor.	FAOI	04-Dec-02
Great American	Assume	$—	Flood Insurance Policy #CPP5904209	FAOI
Greenwich	Assume	$—	Flood Insurance Policy #ACG3304209	FAOI
Gullane Entertainment Inc.	Assume	$—	License Agreement, Thomas the Tank	ZBC
Hanjin Shipping Co. Ltd.	Assume	$—	Shipping Service Contract.	FAOI	01-Jun-02
Hartford (The)	Assume	$—	Life Ins., AD&D, Short term and Long term disability; Hartford is also our provider for mandated private New York and New Jersey disability coverage	ZBC	01-Aug-02

3

Hasbro, Inc.	Assume	$—	Raggedy Ann letter agreement grant of license	FAOS	27-Jan-97
Heller Financial Leasing	Assume	$—	SuccessLease for vendor atomic pc 60 netscreen for baby registry for TRS stores	FAOI (fka The Right Start, Inc.)	09-May-01
Horace Mann School	Assume	$—	Affiliate Linking Agreement	FAOS	19-Nov-01
Hotjobs	Assume	$2,400.00	Agreement for Hotjobs.com Service.	FAOI	29-Jun-02
Ian Falconer	Assume	$—	License Agreement	FAOS	01-May-01
IBM Credit Corporation	Assume	$33,875.37	Customer Agreeement. (Sirius Computer Solutions, Inc. Service Suite Advance Maintenance)	FAOI	18-Dec-02
IBM Global Finance	Assume	$—	IBM LTO Ultrium Tape Auto Loader.	FAOI (fka The Right Start, Inc.)	28-Mar-02
Infornart	Assume	$527.00	User Service Agreement—Employment Profile Processing.	FAOI	11-Nov-02
Integrated Corporate Relations, Inc.	Assume	$8,013.75	Consulting Agreement	FAOI	01-Nov-02
Internap Network Services Corporation	Assume as Modified*	$10,290.00	T-1 Internet service for QFS HQ	FAOI	23-Oct-01
Internap Network Services Corporation	Assume as Modified*	$—	Colocation Services for RSIZBC Website	IFAOI	23-Oct-01
Internap Network Services Corporation	Assume as Modified*	$—	For PA, NYC and VA	FAOI (fka The Right Start, Inc.)	30-Jan-02
Internap Network Services Corporation	Assume as Modified*	$—	T-1 Internet service for FAO HQ PA	FAOI	17-Jun-02
Internap Network Services Corporation	Assume as Modified*	$—	Letter of Agency	FAOI	09-Jan-03
International Business Machines Corporation	Assume	$—	Software Maintenance Agreement		12-Sep-02
International Business Machines Corporation	Assume	$—	Statement of Work for Services—Hardware Maintenance Agreement		18-Dec-02
International Business Machines Corporation	Assume	$—	Agreement for Services—Hardware Maintenance		18-Dec-02
International Business Machines Corporation	Assume	$—	IBM Schedule for Services		18-Dec-02
International Business Machines Corporation	Assume	$—	Hardware Maintenance Agreement—AS400
JDA Software, Inc.	Assume	$—	Software License Agreement	ZBC	30-Sep-98
JDA Software, InC.	Assume	$3,200.00	Software Support Agreement	ZBC	30-Sep-98
JDA Software, Inc.	Assume	$—	Customer Agreement. License granted to use JDA's Win/DSS Software. Maintenance portion of agreement canceled 12-28-02	FAOI (fka The Right Start, Inc.)	28-Dec-01
Keenway Industries, Ltd.	Assume	$—	License Agreement	ZBC
Key Signals	Assume	$455.70	Fire Alarm Monitoring—Store 420.	ZBC	01-Jan-02

4

King Relocation (fka United Van Lines, LLC)	Assume	$1,982.38	Transportation service Agreement—non-household goods	FAOI (fka The Right Start, Inc.)	24-Apr-02
Liza Minelli c/o Nancy Alder, Esq., Lorna Luft c/o Jeffrey Berkowitz, Esq., Joe Luft c/o Cyrus Godfrey, Esq., c/o Global Icons LLC	Assume	$—	Merchandise Licensing Agreement	FAOS	07-Dec-00
Lloyds	Assume	$—	Property Insurance Policy #W 80202332	FAOI
Lloyds	Assume	$—	Flood Insurance Policy #AEF00987	FAOI
Mattel, Inc.	Assume	$—	License Agreement regarding the Barbie Shop at the New York store	FAOS	01-Aug-00
Mattel, Inc.	Assume	$—	Term Sheet/Letter Agreement—Barbie	FAOS	04-Sep-01
MBNA America Bank, N,A.	Assume	$—	Merchant Agreement thru MBNA MarketPlace.	FAOI (ZBC & FAOS)	01-May-02
MCI Worldcom Communications, Inc.	Assume	$—	Worldcom Service Agreement	ZBC	executed 4/10/2002
MCI Worldcom Communications, Inc.	See DSL Schedule	See DSL Schedule	Internet DSL Agreement	FAOS	Service Activation Date
MCI Worldcom Communications, -Inc.	See DSL Schedule	See DSL Schedule	Internet DSL Agreement—7 locations	ZBC	Service Activation Date
MCI Worldcom Communications, Inc.	See DSL Schedule	See DSL Schedule	Internet DSL Solo Service Agreement—65 locations	ZBC	Service Activation Date
Megapath	See DSL Schedule	See DSL Schedule	DSL Service	ZBC	Service Activation Date
Merrill Lynch	Assume	$—	401(k) plan recordkeeper	ZBC	03-May-01
Microsoft Corporation	Assume	$—	Open License Agreement for Office Pro 97	FAOS	30-Jul-99
Microsoft Corporation	Assume	$—	Open License Agreement for Windows 98	FAOS	30-Jul-99
Microsoft Corporation	Assume	$—	Open LIcense Agreement for Client Access Licenses, an Exchange Server, and a Windows server	FAOS	19-Sep-00
Minolta Business Solutions	Assume	$1,799.08	Equipment Lease and Maintenance for 3 zZBC Corp. Office copiers (1)—D1750 Digital Copier, (2) D1450 Digital Copiers.	FAOI (dba ZBC)	17-Dec-01
Minolta Business Solutions	Assume	$709.81	Equipment Lease for Swedesboro for FN-110, D1251 & I-251 machines.	FAOS
Montgomery KONE Inc.	Assume as modified*	$18,741.43	Elevators and Escalators Maintenance Master Agreement.	FAOS	01-Nov-98
Montgomery KONE Inc.	Assume as modified*	$—	Elevators and Escalators Maintenance. Rider #9 to Master Agreement dated 10/5/98. Las Vegas #20.	FAOS	23-Jan-01

5

Montgomery KONE Inc.	Assume as modified*	$—	Elevators and Escalators Maintenance. Rider to Master Agreement dated 10/5/98. Los Angeles #27	FAOS	26-Jun-01
NASD	Assume	$—	Consumer Marketing Program Agreement	FAOI	29-Oct-02
National Union Fire Insurance Go. of Pittsburgh, Pa	Assume	$—	Directors & Office Insurance Policy #5697636	FAOI
National Union Fire Insurance Co. of Pittsburgh, Pa	Assume	$—	Employment Practices Insurance Policy #5697650	FAOI
National Union Fire Insurance Go. of Pittsburgh, Pa	Assume	$—	Crime Insurance Policy #5697770	FAOI
Neopost Leasing	Assume	$1,723.95	Postage machine—New York	FAOS	03-Aug-00
Nestle USA	Assume	$—	Term Sheet	FAOI(fka The Right Start, Inc.)	14-Jul-00
Network Associates, Inc.	Assume	$—	U.S. Perpetual Software License Agreement.	ZBC	11-Dec-01
Oakleaf Waste Management, LLC	Assume	$3,696.17	Waste and Recycling Agreement	FAOI (fka The Right Start, Inc.)	25-Jul-01
Old Dominion Freight Line, Inc.	Assume	$—	Old Dominion Freight Tariff	FAOI (fka The Right Start, Inc.)
Penn Security Company (formerly ABCO Alarm)	Assume	$1,716.63	Alarm and Security Services—ZBC Stores # 101, 102, 103, 104, 105, 106	ZBC
PNG Telecommunications, RE, dba PowerNet Global Communications	Assume	$2,052.91	Agreement for Telecommunications Service	FAOI	24-Jan-02
PNG Telecommunications, Inc., dba PowerNet Global Communications	Assume	$—	Agreement for Telecommunications Service	FAOI	31-Jan-02
PNG Telecommunications, Inc., dba PowerNet Global Communications	Assume	$—	Agreement for Telecommunications Service.	FAOI	18-Mar-02
PNG Telecommunications, Inc., dba PowerNet Global Communications	Assume	$—	Agreement for Telecommunications Service	ZBC	03-Apr-02
PNG Telecommunications, Inc., dba PowerNet Global Communications	Assume	$—	Agreement for Telecommunications service	FAOI	08-Jul-02
Presidential Life Ins. Co.	Assume	$—	Stop Loss Provider for the employee self insured benefit plan	ZBC	61-Aug-02
Prime Zone Media Network	Assume	$2,043.00	IR Connect.com Subscription Agreement for Investor website (FAO.com).	FAOI (fka The Right Start, Inc.)	61-Dec-00
QuantiSense Inc.	Assume	$—	Consulting Services Agreement and Software Licensing Agreement.	FAOI	15-Nov-02
Rotary Compressor	Assume	$—	Service for air compressor Store #27 LA	FAOS	01-Mar-02

6

Royal and Sunalliance	Assume	$56,215.08	Workers Compensation and General Liability Insurance Provider	FAOI
Royal Insurance Company of America	Assume	$—	General Liablity Policy #P2TR467485	FAOI
Royal Insurance Company of America	Assume	$—	Automobile Policy #P2TS464484	FAOI
Royal Insurance Company of America	Assume	$—	Workers Compensaitn #R2AP002902	FAOI
Royal Insurance Company of America	Assume	$—	Workers Compensation #R2T0467484	FAOI
Royal Insurance Company of America	Assume	$—	Marine Cargo Insurance Policy #P20C 102769	FAOI
Royal Insurance Company of America	Assume	$—	War Risk Insurance Policy #P20CW 102769	FAOI
Royal Insurance Company of America	Assume	$—	World Assurance Package Insurance Policy #P21B010878	FAOI
RPE Outsourcing, LLC	Assume as modified*	$46,585.63	Information Technology Services Agreement for 2 IBM AS/400 computer systems.		01-Feb-02
Sally Hunter and The Sharpe Company, Inc.	Assume	$—	Merchandise License Agreement	FAOS	01-Jan-01
Scholastic Entertainment	Assume	$—	Clifford the Big Red Dog	FAOS	19-Apr-01
Security Connecticut	Assume	$—	Key Man Life Insurance Policy	FAOI
Silver Lining Productions Ltd.	Assume	$—	License Agreements—Mother GooseIYOKO	FAOI	01-Feb-02
Simon & Schuster	Assume	$—	Raggedy Ann license agreement	FAOS	27-Jan-97
Sirius Computer Solutions, Inc.	Assume	$—	Hardware Maintenance Agreement—AS400
Speakeasy	See DSL Schedule	See DSL Schedule	DSL Service	FAOI	Service Activation Date
State Farm Mutual Automobile Insurance Co.	Assume	$—	Carseat Safety Agreement.	FAOI (fka The Right Start, Inc.)	19-Jul-02
Sterling Software, Inc.	Assume	$—	Software License Agreement	ZBC
Stevies, Inc.	Assume	$—	License Agreement	FAOS	01-Feb-00
Sybase Inc.	Assume	$—	Server and Internet Access Licenses and Addendum to Software License Agreement. Allows use of Sybase DB Server on RS/ZBC Websites.	FAOI (fka. The Right Start, Inc.)
TelePacific Corp. dba Telepacific Communications	Assume	$—	Telecommunications Service Agreement for FAOS Las Vegas.	FAOS	30-Sep-02
The Ohio Bureau of Workers' Compensation	Assume	$—	Workers Compensation fund	FAOI
The Ohio Bureau of Workers' Compensation	Assume	$—	Workers Compensation fund	ZBC
Time Warner Cable	Assume	$79.99	Cable Internet Service	ZBC	16-Mar-02

7

TMP Interactive, Inc. dba Monster	Assume	$—	Agreement for job postings.	FAOI	09-Jul-02
TradeCard, Inc.	Assume	$—	Membership Agreement, as amended	FAOI	31-May-02
Transequity, Inc.	Assume	$—	Relocation Management Services Master Agreement dated 1/4/02.	FAOI	04-Jan-02
Trans-Pacific Lines Limited	Assume	$—	Shipping Service Contract.	FAOI	14-Jun-02
Tufa Rua Concieco	Assume	$—	License Agreement -Patrick the Pup & TM Transfer Agreement	FAOS
Unica Corp.	Assume as Modified*	$98,200.00	Software Licence and Services Agreement	FAOI	01-Oct-02
United Insurance Consultants	Assume	$—	Benefit consultant for the heaithcare plan	FAOI	01-Aug-96
United Parcel Service	Assume	$71.18	Carrier Agreement as amended on 6/10/02 and 7/15/02	FAOS (dba Quality Fulfillment Services)	05-Nov-01
Universal Studios Licensing, Inc.	Assume	$—	Merchandise Licensing Agreement for Curious George	FAOS	01-Aug-97
Universal Studios Licensing, Inc.	Assume	$—	Letter of Agreement/License for "Jurassic Park III" and other Mutually Approved Universal Facilities	FAOS	08-Aug-01
Valuelink	Assume	$—	Stored Value Card Processing Agreement	ZBC	27-Sep-01
Vendaria, Inc.	Assume	$—	End User License Agreement for Software	FAOI	29-Sep-02
Walton Mgmt. Svs. Inc.	Assume	$—	Agreement—Exclusive agent for federal and state employment tax credit & savings programs	FAOI	20-Sep-02
Warner Brothers	Assume	$—	License Agreement—Madame Alexander	FAOS	01-Oct-00
Washington State Dept of Labor & Industries	Assume	$—		ZBC
Washington State Dept of Labor & Industries	Assume	$—		FAOI (fka The Right Start, Inc.)
Waste Management	Assume	$—	Waste Management for FAOS Orlando store #21	TA-OS	29-Sep-00
Westchester Surplus	Assume	$—	Property (Philipsburg) Insurance Policy #W PA-692381	FAOI
Westchester Surplus	Assume	$—	Flood Insurance Policy #WXA-693293	FAOI
Wildlife Conservation Society	Assume	$—	License Agreement	FAOS	18-Mar-99
WorkPIaceIQ (fka Bay Logics, Inc.) (fka Siteseer)	Assume	$4,246.00	Software License Agreement	ZBI	30-Nov-99
Worth Gruelle Trust, The Raggedys, Ltd	Assume	$—	Raggedy Ann Consent and approval form	FAOS	23-Jan-97
XBR Company	Assume	$—	XR Track Software License	ZBI	19-Apr-00

8

Xerox	Assume	$2,816.79	Color printer agreement (fka Tektronic) at TRS CA Corp. office. A	Targoff (fka RightStart.com)	96-Jun-00
Xerox	Assume	$—	Boston
Yellowdot (publisher Accu-Click)	Assume	$—	Advertising Contract and Insertion Order.	ZBI, FAOS, FAOI (fka The Right Start, Inc.)	20-Jun-02
Zurick American	Assume	$—	Property Insurance Policy #MLP9305971	FAOI

*
Assumption of this contract is contingent upon Vendor acceptance of (a) the above stated amount as full payment for all pre-petition debt and (b) any payment terms to which the parties may have agreed.

**
Assumption of this contract is contingent upon Vendor acceptance of (a) the above-stated amount as full payment for all pre-petition debt, (b) any payment terms to which the parties may have agreed, (c) waiver of early termination fees for services at closed stores, and (d) Vendor continuing to provide service on a month-to-month basis for stores where individual contracts may have been in place.

***
FAOI: FAO, Inc.
FAOS: FAO Schwarz, Inc.
TRSI: The Right Start, Inc.
ZBC: ZB company, Inc.

9

FAO, Inc. and Subsidiaries
DSL Contracts Assumed

Vendor	Contract Status	Pre-petition Debt	Store #	Brand	Account/Order #	Start Date	IP Addresses
Allegiance	Assume	$330.00	109	ZB		13-Mar-02	66.105.90.58-62
Allegiance	Assume	$330.00	206	ZB			209.19.202.2-6
Allegiance	Assume	$330.00	207	ZB		15-Apr-02	216.203.196.186-190
Allegiance	Assume	$450.00	305	ZB		15-Apr-02	66.106.196.154-158
Allegiance	Assume	$450.00	308	ZB			66.106.22.210-214
Allegiance	Assume	$330.00	401	ZB		11-Mar-02	216.203.197.162-166
Allegiance	Assume	$330.00	504	ZB		22-Feb-02	64.48.20.10-14
Allegiance	Assume	$450.00	705	NK		22-Feb-02	67.89.109.194-198
Cyberverse DSL	Assume	$75.00	602	ZB			209.151.231.156
Cyberverse DSL	Assume	$75.00	606	ZB			209.151.231.157
Cyberverse DSL	Assume	$75.00	613	ZB			209.151.234.189
Cyberverse DSL	Assume	$75.00	909	TRS			209.151.252.93-94
Cyberverse DSL	Assume	$75.00	939	TRS			209.151.251.211-212
Cyberverse DSL	Assume	$75.00	952	TRS			209.151.252.97-98
Cyberverse DSL	Assume	$75.00	957	TRS			209.151.252.95-96
Dedicated Circuit	Assume	$1,600.00	1000	ZB
MCI DSL	Assume	$130.00	012	FAO	u87986/1843282	15-Feb-02	65.218.30.226-230
MCI DSL	Assume	$130.00	025	FAO	u88366/1884300/1903875	26-Mar-02	65.212.107.186-190
MCI DSL	Assume	$130.00	027	FAO	u87696	01-Mar-02	65.218.207.42-46
MCI DSL	Assume	$130.00	029	FAO	u87960/1840986	25-Feb-02	65.218.134.186-190
MCI DSL	Assume	$130.00	031	FAO	u87997	07-Mar-02	65.215.89.170-174
MCI DSL	Assume	$130.00	065	FAO	u87961/40003523	09-Apr-02	65.219.81.154-158
MCI DSL	Assume	$130.00	101	ZB	u86210	31-Jan-02	65.210.108.186-190
MCI DSL	Assume	$130.00	106	ZB	u8688811776403	21-Jan-02	65.216.203.250-254
MCI DSL	Assume	$130.00	111	ZB	u86195/1776408	30-Jan-02	65.216.191.210-214
MCI DSL	Assume	$130.00	114	ZB	u86458/1765911	04-Feb-02	65.216.189.210-214
MCI DSL	Assume	$130.00	201	ZB	686273	25-Jan-02	65.216.203.226-30
MCI DSL	Assume	$130.00	211	ZB	687017	28-Jan-25	65.216.202.170-174
MCI DSL	Assume	$130.00	214	ZB	686196/1822447	08-Feb-02	65.216.191.218-222
MCI DSL	Assume	$130.00	215	ZB	686228/1780834	07-Feb-02	65.217.78.90-94
MCI DSL	Assume	$130.00	306	ZB	68625211778610	05-Feb-02	65.217.78.162-164
MCI DSL	Assume	$130.00	310	ZB	687238/1782694	31-Jan-02	65.217.81.10-14
MCI DSL	Assume	$130.00	325	ZB	686091/1791490	14-Feb-02	65.216.225.18-22
MCI DSL	Assume	$130.00	327	ZB	686108/1-785237	31-Jan-02	65.216.175.2-6
MCI DSL	Assume	$130.00	329	ZB	686263/1778611	29-Jan-02	65.217.78.154-158
MCI DSL	Assume	$130.00	330	ZB	687858/1820899	13-Feb-02	65.197.70.34-38
MCI DSL	Assume	$130.00	411	NK	687237140001066	28-Mar-02
MCI DSL	Assume	$130.00	415	NK	686279/1780844	25-Jan-02	65.217.220.66-70
MCI DSL	Assume	$130.00	417	NK	686287/1822460	12-Feb-02	65.217.209.34-38
MCI DSL	Assume	$130.00	420	NK	686088	23-Jan-02	65.209.45.170-174
MCI DSL	Assume	$130.00	432	NK	687051	25-Mar-02	65.217.218.186-190
MCI DSL	Assume	$130.00	434	NK	686305/1779889	15-Feb-02	65.217.220.90-94
MCI DSL	Assume	$130.00	435	NK	687241	19-Feb-09	65.215.115.210-14
MCI DSL	Assume	$130.00	439	NK	68618511822392	11-Feb-02	65.217.208.186-190
MCI DSL	Assume	$130.00	508	ZB	687339/1792049	25-Apr-02	65.217.109.122-126
MCI DSL	Assume	$130.00	509	ZB	686475/1782591	01-Feb-02	65.217.78.130-134
MCI DSL	Assume	$130.00	510	ZB	688270/1844032	18-Feb-02	65.219.90.122-126
MCI DSL	Assume	$130.00	515	Z13	686186	29-Jan-02	65.217.78.146-150
MCI DSL	Assume	$130.00	519	NK	686308/1775790	25-Jan-02	65.217.78.170-74
MCI DSL	Assume	$130.00	530	ZB	686371	06-Feb-02	65.217.78.138-142
MCI DSL	Assume	$130.00	531	ZB	687054/1775298		65.215.179.250-254
MCI DSL	Assume	$130.00	536	ZB	687859/1823473	07-Feb-02	65.219.79.106-110
MCI DSL	Assume	$130.00	539	NK	686521/1775964	14-Feb-02	65.217.78.218-222
MCI DSL	Assume	$130.00	541	NK	686486	07-Mar-02	65.217.78.178-182
MCI DSL	Assume	$130.00	542	NK	687311	07-Feb-02	65.217.102.210-214
MCI DSL	Assume	$130.00	561	ZB	686489/1772395	11-Feb-02	65.215.178.202-206

1

MCI DSL	Assume	$130.00	562	Z13	u86383	13-Feb-02	65.215.178.218-222
MCI DSL	Assume	$130.00	601	ZB	u86493/1766288	13-Feb-02	65.211.239.186-190
MCI DSL	Assume	$130.00	604	ZB	u87313	17-Apr-02	65.198.46.26-30
MCI DSL	Assume	$130.00	611	ZB	u86119	16-Jan-02	65.214.168.146
MCI DSL	Assume	$130.00	615	ZB	u86494/1843993	20-Feb-02	65.215.226.186-190
MCI DSL	Assume	$130.00	622	ZB	u86188/1766562	21-Jan-02	65.214.184.26-30
MCI DSL	Assume	$130.00	652	ZB	u86398	05-Feb-02	208.252.102.26-30
MCI DSL	Assume	$130.00	676	ZB	u86450/1773798	18-Jan-02	65.215.178.194-198
MCI DSL	Assume	$130.00	677	ZB	u86451/1765931	25-Jan-02	65.197.30.202-206
MCI DSL	Assume	$130.00	701	NK	u86518/1779622	07-Feb-02	65.216.56.106-110
MCI DSL	Assume	$130.00	703	NK	u86204/1766510	07-Feb-02	65.212.231.106-110
MCI DSL	Assume	$130.00	707	NK	u86522/1766524	25-Jan-02	65.212.231.218-222
MCI DSL	Assume	$130.00	710	NK	u86523		65.216.56.114-118
MCI DSL	Assume	$130.00	915	TRS	12949431u90991/1934105	03-Apr-02	65.222.175.242-246
MCI DSL	Assume	$130.00	916	TRS	1292720/8044871u90945	09-Apr-02	65.222.61.98—102
MCI DSL	Assume	$130.00	918	TRS	1325526/u90971/1934242	15-Apr-02	65.223.190.162-164
MCI DSL	Assume	$130.00	940	TRS	1292571/u90989/1934059	09-Apr-02	65.222.175.234-238
MCI DSL	Assume	$130.00	946	TRS	1325485/u90957/1934231	02-Apr-02	65.206.207.226-230
MCI DSL	Assume	$130.00	955	TRS	1325597/u90961/	22-Apr-02	65.212.179.81
MCI DSL	Assume	$130.00	956	TRS	1292666/u90975	03-Apr-02	65.240.7.170—174
MCI DSL	Assume	$130.00	958	TRS	1139304/u90752/1934132	12-Apr-02	65.223.189.18-22
MCI DSL	Assume	$130.00	961	TRS	1292648/u90992	03-Apr-02	65.216.235.58—62
MCI DSL	Assume	$130.00	964	TRS	1140173/u90777	12-Apr-02	65.222.61.82-86
MCI DSL	Assume	$130.00	969	TRS	1292696/u90936	18-Apr-02	65.200.9.66-70
MCI DSL	Assume	$130.00	983	TRS	1292641/u90993	05-Apr-02	65.205.72.186-190
Megapath DSL	Assume	$130.00	511	ZB	2132656	21-Aug-02	64.32.214.146-150
Qwest DSL	Assume	$80.00	103	ZB	305694	11-Feb-02	207.224.69.177-181
Qwest DSL	Assume	$80.00	427	NK	305696	06-Feb-02	168.103.123.249-253
Qwest DSL	Assume	$80.00	501	ZB	802975	24-Jan-02	168.103.151.169-173
Qwest DSL	Assume	$80.00	526	ZB	802981	28-Jan-02	168.103.252.17-21
Qwest DSL	Assume	$80.00	609	ZB	900380/900498		168.103.229.233-237
Qwest DSL	Assume	$80.00	912	TRS	184322		207.224.124.73-77
Qwest DSL	Assume	$80.00	922	TRS	acct 130756729		18887779569,2,1
Qwest DSL	Assume	$80.00	924	TRS	1339778/804485	20-Mar-02	168.103.71.209-213
Qwest DSL	Assume	$80.00	930	TRS	184353		207.224.123.97-101
Qwest DSL	Assume	$80.00	932	TRS	184003		207.224.113.65-69
Qwest DSL	Assume	$80.00	943	TRS
Qwest DSL	Assume	$80.00	945	TRS			18887779569,2,1,2
Qwest DSL	Assume	$80.00	949	TRS	184370		207.224.122.217-221
Qwest DSL	Assume	$80.00	950	TRS	1338544/804486	28-Mar-02	208.45.14.80-85
Qwest DSL	Assume	$80.00	953	TRS	184062		207.224.122.225-229
Qwest DSL	Assume	$80.00	954	TRS	184376		207.224.116.41-45
Qwest DSL	Assume	$80.00	959	TRS	184007		207.224.125.9-13
Qwest DSL	Assume	$80.00	967	TRS	183996		207.224.113.57-61
Qwest DSL	Assume	$80.00	972	TRS	184332		207.224.125.161-165
Qwest DSL	Assume	$80.00	978	TRS	184484		207.224.54.41-45
Qwest DSL	Assume	$80.00	982	TRS	197862		207.224.50.137-141
Speakeasy DSL	Assume	$120.00	021	FAO	u88124/1857514	22-Mar-02	65.219.111.146-150
Speakeasy DSL	Assume	$120.00	102	ZB	1794643/2247843	23-Aug-02	66.92.225.106-110
Speakeasy DSL	Assume	$120.00	105	ZB	1794919/2247868	23-Aug-02	66.92.228.226-230
Speakeasy DSL	Assume	$120.00	112	ZB	1794682/2247881	23-Aug-02	66.92.228.10-14
Speakeasy DSL	Assume	$120.00	301	ZB	1795000/2247889		216.27.173.74-78
Speakeasy DSL	Assume	$120.00	302	ZB	1795052/2247899	28-Aug-02	216.27.173.82-86
Speakeasy DSL	Assume	$120.00	409	ZB	1802625/CSM65679/2247	20-Aug-02	66.92.126.250-254
Speakeasy DSL	Assume	$120.00	525	ZB	1795093/CSM65681/2247	28-Aug-02	64.81.128.170-174
Speakeasy DSL	Assume	$120.00	527	ZB	1798285/CSM65100/2247	23-Aug-02	66.93.15.58-62
Speakeasy DSL	Assume	$120.00	529	ZB	1798261/CSM65102/2247	22-Aug-02	64.81.128.218-222
Speakeasy DSL	Assume	$120.00	533	ZB	1802629/CSM65681/2247	23-Aug-02	64.81.128.234-238
Speakeasy DSL	Assume	$120.00	534	ZB	1798318/CSM65106/2247	21-Aug-02	66.93.15.50-54
Speakeasy DSL	Assume	$120.00	910	TRS	1383733/2247974	21-Aug-02	66.92.95.154-158
Speakeasy DSL	Assume	$120.00	920	TRS	1186141/u90932/2283182	09-Apr-02

2

Speakeasy DSL	Assume	$120.00	934	TRS	1383852/2247980		66.92.143.170-174
Speakeasy DSL	Assume	$120.00	936	TRS	1561051/2247990	23-Aug-02	64.81.42.10-14
Speakeasy DSL	Assume	$120.00	944	TRS	1294928/2247997	30-Aug-02	216.231.51.98-102
Speakeasy DSL	Assume	$120.00	948	TRS	1292716/	04-Mar-02
Speakeasy DSL	Assume	$120.00	981	TRS	1292561/u90933/2283449	04-Mar-02	65.218.115.74-78
Speakeasy DSL	Assume	$120.00	986	TRS	1371475/2248065	28-Aug-02	216.27.167.34-38
Speakeasy DSL	Assume	$400.00	999	TRS

3

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  Exhibit 2.1
IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE
FINDINGS OF FACT AND CONCLUSIONS OF LAW
DECREES
UNITED STATES BANKRUPTCY COURT DISTRICT OF DELAWARE
FIRST AMENDED JOINT PLAN OF REORGANIZATION OF FAO INC. AND ITS DEBTOR SUBSIDIARIES, AS MODIFIED
Table of Contents
INTRODUCTION
ARTICLE I DEFINED TERMS AND RULES OF INTERPRETATION
ARTICLE II TREATMENT OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS
ARTICLE III CLASSIFICATION OF CLAIMS AND INTERESTS AND IDENTIFICATION OF IMPAIRED CLASSES
ARTICLE IV TREATMENT OF CLAIMS AND INTERESTS
ARTICLE V MEANS FOR IMPLEMENTATION OF THE PLAN
ARTICLE VI PROVISIONS REGARDING VOTING AND DISTRIBUTIONS UNDER THE PLAN AND TREATMENT OF CLAIMS AND INTERESTS
ARTICLE VII EXECUTORY CONTRACTS AND UNEXPIRED LEASES
ARTICLE VIII PROVISIONS CONCERNING CORPORATE GOVERNANCE AND MANAGEMENT OF REORGANIZED DEBTORS
ARTICLE IX CONFIRMATION AND CONSUMMATION OF THE PLAN
ARTICLE X EFFECTS OF PLAN CONFIRMATION
ARTICLE XI RETENTION OF JURISDICTION
ARTICLE XII MISCELLANEOUS PROVISIONS
EXHIBIT B
EXHIBIT C
EXHIBIT D
EXHIBIT E
  FAO, Inc. and Subsidiaries Executory Contracts Assumed
  FAO, Inc. and Subsidiaries DSL Contracts Assumed